                                                                   Exhibit 10.27

                                                                  EXECUTION COPY

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                      WAREHOUSE LOAN AND SECURITY AGREEMENT


                           ---------------------------

                          Dated as of February 10, 2000

                           ---------------------------


                            AAMES CAPITAL CORPORATION
                                  as a Borrower
                                       and
                            AAMES FUNDING CORPORATION
                                  as a Borrower


                                       and


                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                    as Lender

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                                TABLE OF CONTENTS

                                                                            Page

Section 1.    Definitions and Accounting Matters...............................1
         1.01   Certain Defined Terms..........................................1
         1.02   Accounting Terms and Determinations...........................19

Section 2.    Advances, Note and Prepayments..................................19
         2.01   Advances......................................................19
         2.02   Notes.........................................................20
         2.03   Procedure for Borrowing.......................................21
         2.04   Limitation on Types of Advances; Illegality...................22
         2.05   Repayment of Advances; Interest.  ............................22
         2.06   Mandatory Prepayments or Pledge; Request for Release..........23
         2.07   Optional Prepayments.  .......................................23
         2.08   Requirements of Law...........................................24
         2.09   Renewal of Termination Date...................................25

Section 3.    Payments; Computations; Taxes...................................25
         3.01   Payments......................................................25
         3.02   Computations..................................................26
         3.03   [Intentionally Omitted].......................................26
         3.04   Release Fee...................................................26
         3.05   Application of Collections....................................26
         3.06   Reamortization of Tranche B...................................27

Section 4.    Collateral Security.............................................27
         4.01   Collateral; Security Interest.................................27
         4.02   Further Documentation.........................................29
         4.03   Changes in Locations, Name, etc...............................29
         4.04   Lender's Appointment as Attorney-in-Fact......................30
         4.05   Performance by Lender of either Borrower's Obligations........31
         4.06   Proceeds......................................................31
         4.07   Remedies......................................................31
         4.08   Limitation on Duties Regarding Presentation of Collateral.....32
         4.09   Powers Coupled with an Interest...............................33
         4.10   Release of Security Interest..................................33

Section 5.    Conditions Precedent............................................33
         5.01   Initial Advance...............................................33
         5.02   Initial and Subsequent Advances...............................35

Section 6.    Representations and Warranties..................................37
         6.01   Existence.....................................................37
         6.02   Financial Condition...........................................37


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         6.03   Litigation....................................................37
         6.04   No Breach.....................................................37
         6.05   Action........................................................38
         6.06   Approvals.....................................................38
         6.07   Margin Regulations............................................38
         6.08   Taxes.........................................................38
         6.09   Investment Company Act........................................38
         6.10   No Legal Bar..................................................38
         6.11   No Default....................................................38
         6.12   Collateral; Collateral Security.  ............................39
         6.13   Chief Executive Office; Chief Operating Office................39
         6.14   Location of Books and Records.................................39
         6.15   Ownership by Aames Capital of the Pledged Securities..........39
         6.16   True and Complete Disclosure..................................39
         6.17   Tangible Net Worth; Liquidity.................................40
         6.18   ERISA.........................................................40
         6.19   Licenses......................................................40
         6.20   Relevant States...............................................40
         6.21   True Sales....................................................40
         6.22   No Burdensome Restrictions....................................40
         6.23   Subsidiaries..................................................40
         6.24   Origination and Acquisition of Mortgage Loans.................41
         6.25   No Adverse Selection..........................................41
         6.26   Borrowers Solvent; Fraudulent Conveyance......................41
         6.27   Representations as to each Pooling and Servicing Agreement....41

Section 7.    Covenants of the Borrowers......................................41
         7.01   Financial Statements..........................................41
         7.02   Litigation....................................................43
         7.03   Existence, Etc................................................44
         7.04   Prohibition of Fundamental Changes............................44
         7.05   Borrowing Base Deficiency.....................................44
         7.06   Notices.......................................................44
         7.07   Servicing.....................................................45
         7.08   Underwriting Guidelines.......................................45
         7.09   Lines of Business.............................................45
         7.10   Transactions with Affiliates..................................45
         7.11   Application of Funding........................................46
         7.12   Limitation on Liens...........................................46
         7.13   Limitation on Sale of Assets.  ...............................46
         7.14   Limitation on Distributions...................................46
         7.15   Maintenance of Liquidity......................................46
         7.16   Maintenance of Tangible Net Worth.............................46
         7.17   Committed Warehouse Facilities................................46
         7.18   [Intentionally Omitted].......................................46
         7.19   Servicing Transmission........................................47
         7.20   No Amendment or Waiver........................................47


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         7.21   Maintenance of Property; Insurance............................47
         7.22   Further Identification of Collateral..........................47
         7.23   Mortgage Loan Determined to be Defective......................47
         7.24   Interest Rate Protection Agreements...........................47
         7.25   Covenants of the Borrowers with respect to the Collateral.....47
         7.26   Computer Systems..............................................48
         7.27   Certificate of a Responsible Officer of each Borrower.........48
         7.28   Deposit of Collections........................................49
         7.29   Fees..........................................................49
         7.30   Servicing Rights; Call Rights.................................49

Section 8.    Events of Default...............................................49
         8.02   Remedies Upon Default.........................................52

Section 9.    No Duty on Lender's Part........................................53

Section 10.   Miscellaneous...................................................53
         10.01  Waiver........................................................53
         10.02  Notices.......................................................53
         10.03  Indemnification and Expenses..................................54
         10.04  Amendments....................................................55
         10.05  Successors and Assigns........................................55
         10.06  Survival......................................................55
         10.07  Captions......................................................55
         10.08  Counterparts..................................................55
         10.09  Warehouse Agreement Constitutes Security Agreement;
              Governing Law...................................................55
         10.10  SUBMISSION TO JURISDICTION; WAIVERS...........................55
         10.11  WAIVER OF JURY TRIAL..........................................56
         10.12  Acknowledgments...............................................56
         10.13  Hypothecation or Pledge of Collateral.........................56
         10.14  Assignments; Participations...................................56
         10.15  Servicing.  ..................................................57
         10.16  Periodic Due Diligence Review.................................59
         10.17  Effect of Payment Under Guarantee.............................59
         10.18  Set-Off.......................................................59
         10.19  Intent........................................................60
         10.20  Joint and Several Liability...................................60


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SCHEDULES

      SCHEDULE 1        Representations and Warranties re: Mortgage Loans
      SCHEDULE 2-A      Initial Scheduled Amortization Balance
      SCHEDULE 2-B June 30, 2000 Future Residual Failure Event Scheduled Amortization Balance
      SCHEDULE 2-C June 30, 2000 and September 30, 2000 Future Residual Failure Event Scheduled Amortization Balance
      SCHEDULE 2-D September 30, 2000 Future Residual Failure Event Scheduled Amortization Balance
      SCHEDULE 3        Filing Jurisdictions and Offices
      SCHEDULE 4        Relevant States
      SCHEDULE 5        Subsidiaries
      SCHEDULE 6        [Intentionally Omitted]
      SCHEDULE 7        Pledged Securities
      SCHEDULE 8        Governing Agreements

EXHIBITS

      EXHIBIT A         Form of Promissory Note
      EXHIBIT B         [Intentionally Omitted]
      EXHIBIT C         Form of Opinion of Counsel to the Borrowers
      EXHIBIT D         Form of Notice of Borrowing and Pledge
      EXHIBIT E         Underwriting Guidelines
      EXHIBIT F         Required Fields for Servicing Transmission
      EXHIBIT G         Required Fields for Mortgage Loan Data Transmission
      EXHIBIT H         Form of Borrowing Base Certificate
      EXHIBIT I         Form of Confidentiality Agreement
      EXHIBIT J         Form of Subservicer Instruction Letter
      EXHIBIT K         Form of Trustee Instruction Letter
      EXHIBIT L         Form of Power of Attorney


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                      WAREHOUSE LOAN AND SECURITY AGREEMENT

            WAREHOUSE LOAN AND SECURITY AGREEMENT, dated as of February 10, 2000, between AAMES CAPITAL CORPORATION, a California corporation, as a Borrower, AAMES FUNDING CORPORATION, a California corporation, as a Borrower (each a "Borrower", collectively, the "Borrowers") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (the "Lender").

                                    RECITALS

            The Borrowers wish to obtain financing from time to time to provide interim funding for the origination and acquisition of certain Mortgage Loans (as defined herein).

            The Lender has agreed, subject to the terms and conditions of this Warehouse Agreement (as defined herein), to provide such financing to the Borrowers.

            Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1. Definitions and Accounting Matters.

            1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Warehouse Agreement in the singular to have the same meanings when used in the plural and vice versa):

            "Aames Capital" shall mean Aames Capital Corporation and any permitted successors and assigns.

            "Aames Funding" shall mean Aames Funding Corporation and any permitted successors and assigns.

            "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, accepted and prudent mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and in a manner at least equal in quality to the servicing the Borrowers or Borrowers' designees provide to mortgage loans which they own in their own portfolio.

            "Actual Amortization Amount" shall mean with respect to Tranche B Advances and the Tranche B Collections for any Payment Date: the greater of
(i)(a) to the extent the Tranche B Collections in respect of Initial Securities for such Payment Date do not exceed the Expected Monthly Collections for such Payment Date by more than 120%, an amount equal to the Scheduled Monthly Amortization Amount for such Payment Date, or (b) to the extent the Tranche B Collections in respect of Initial Securities for such Payment Date exceed the Expected Monthly Collections for such Payment Date by more than 120%, an amount equal to 50% of the


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Tranche B Collections in respect of the Initial Securities received by the
Borrower or Lender for such Payment Date after deducting interest due hereunder on such Payment Date on outstanding Tranche B Advances and (ii) such amount as will reduce the outstanding Tranche B Advances to the Scheduled Amortization Balance for such Payment Date.

            "Advance" shall have the meaning provided in Section 2.01 hereof.

            "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, excluding any Person which would otherwise meet the definition of Affiliate with respect to the Guarantor unless such Person directly owns at least 70% of the capital stock of the Guarantor as of the Effective Date. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) or such Person, or
(b) to directly or indirectly cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

            "ALTA" means the American Land Title Association.

            "Applicable Collateral Percentage" shall mean, (i) for the first 120 days following the date such Eligible Mortgage Loan first becomes subject to the terms of this Warehouse Agreement, with respect to each Advance:

            (a) with respect to Eligible Mortgage Loans as to which scheduled payments of principal and interest are not more than 29 days past due, 95%;

            (b)   with respect to Delinquent Mortgage Loans, 85%; and

(ii) thereafter, 0%.

            "Applicable Margin" shall mean, with respect to Advances that are Tranche A Advances, Tranche B Advances and Tranche C Advances the applicable rate per annum set forth below:

            Tranche A Advances:     1.50%

            Tranche B Advances:     3.75%

            Tranche C Advances:     1.50%

            "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

            "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form,


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sufficient under the laws of the jurisdiction wherein the related Mortgaged
Property is located to reflect the assignment and pledge of the Mortgage.

            "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

            "Best's" means Best's Key Rating Guide, as the same shall be amended from time to time.

            "Borrower" or "Borrowers" shall have the meaning provided in the heading hereof.

            "Borrowing Base" shall mean the aggregate Collateral Value of all Collateral that has been, and remains pledged to the Lender hereunder.

            "Borrowing Base Certificate" shall mean the certificate prepared by the Lender substantially in the form of Exhibit H, attached hereto.

            "Borrowing Base Deficiency" shall have the meaning provided in
Section 2.06 hereof.

            "Business Day" shall mean any day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

            "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Warehouse Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

            "Capital Z" shall mean Capital Z Financial Services Fund II, L.P. and any permitted successors and assigns.

            "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

             "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" shall have the meaning assigned to such term in Section 4.01(b) hereof.

            "Collateral Value" shall mean (a) with respect to each Mortgage Loan the lesser of (i) the product of the related Applicable Collateral Percentage times the Market Value thereof and (ii) 100% (or such other percentage as agreed upon by the Borrower and the Lender from time to time) of the outstanding principal balance of such Mortgage Loan; provided, further that, the Collateral Value as calculated above shall be deemed to be zero in either case, with respect to each Mortgage Loan:

            (1) in respect of which there is a material breach of a representation and warranty set forth on Schedule 1 (assuming each representation and warranty is made as of the date Collateral Value is determined) or a Material Exception which was not otherwise waived by the Lender;

            (2) which the Lender determines, in its reasonable discretion that such Mortgage Loan is not eligible for sale in the secondary market or for securitization without unreasonable credit enhancement;

            (3) which has been released from the possession of the Custodian under Section 5(a) of the Custodial Agreement to the Borrower or its bailee for a period in excess of the period specified in the Custodial Agreement;

            (4) which has been released from the possession of the Custodian under Section 5(b) of the Custodial Agreement under any Transmittal Letter in excess of the time period stated in such Transmittal Letter for release;

            (5) in respect of which (a) the related Mortgaged Property is the subject of a foreclosure proceeding or (b) the related Mortgage Note has been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise;

            (6) in respect of which the related Mortgagor is the subject of a bankruptcy proceeding;

            (7) if the Mortgagor has not made its first payment on the related Mortgage Loan within forty-five days of its related Due Date;


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            (8) if such Mortgage Loan is a Delinquent Mortgage Loan and the
            Collateral Value of such Mortgage Loan when added to the aggregate Collateral Value of all other Delinquent Mortgage Loans exceeds, at any time, $5,000,000;

            (9) if, with respect to such Mortgage Loan, the Borrower has provided the Lender with a lost note affidavit and the Collateral Value of such Mortgage Loan when added to the aggregate Collateral Value of all other Mortgage Loans for which a lost note affidavit was provided to the Lender exceeds $1,000,000 at any time;

            (10) if the Borrower has delivered a lost note affidavit to the Lender and such Mortgage Loan is either (i) more than 29 days delinquent with respect to scheduled payments of principal and interest or (ii) remains pledged to the Lender hereunder more than 90 days after the date on which it is first included in the Collateral;

            (11) if such Mortgage Loan is delinquent with respect to scheduled payments of principal and interest for sixty (60) or more days; or

            (12) if the Borrower has delivered a lost note affidavit to the Lender or the Custodian for Mortgage Loans securing any Advances which have not been repaid on a date which is not more than 90 days from the related Funding Date.

            (b) with respect to the Initial Haircut Collateral, the Collateral Value shall be deemed to be $35,000,000 on the Effective Date. After the Effective Date, such Collateral Value for the Initial Haircut Collateral shall be deemed to be $35,000,000, minus any amounts applied to reduce the principal balance of the Tranche B Advances, and plus any additional Tranche B Advances made pursuant to Section 2.01(a)(ii); and

            (c) with respect to all Collateral other than Mortgage Loans and the Initial Haircut Collateral, the Collateral Value shall be deemed to be zero unless otherwise agreed by the Lender in its sole discretion.

            "Collections" shall mean the collective reference to Tranche A Collections, Tranche B Collections and Tranche C Collections.

            "Combined LTV or CLTV" means with respect to any Mortgage Loan, the ratio of (i) the original outstanding principal amount of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgaged Property at the time of the applicable Borrower's funding of such Mortgage Loan
(ii) the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 6 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

             "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with either Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes either Borrower and which is treated as a single employer under Section 414 of the Code.


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            "Contractual Obligation" shall mean as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.

            "Cooperative Corporation" shall mean with respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

            "Cooperative Loan" shall mean a Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

            "Cooperative Project" shall mean with respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

            "Cooperative Shares" shall mean with respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.

            "Cooperative Unit" shall mean with respect to any Cooperative Loan, a specific unit in a Cooperative Project.

            "Custodial Agreement" shall mean the Custodial Agreement, dated as of February 10, 1999, among Aames Capital Corporation, the Custodian and the Lender, as the same shall be modified and supplemented and in effect from time to time.

            "Custodian" shall mean Bankers Trust Company of California, N.A., its successors and permitted assigns.

            "Custodian Loan Transmission" shall have the meaning provided in the Custodial Agreement.

            "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            "Delinquent Mortgage Loan" means an Eligible Mortgage Loan which is 30-59 days delinquent with respect to scheduled payments of principal and interest.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.


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

            "Due Diligence Review" shall mean the performance by the Lender of any or all of the reviews permitted under Section 10.16 hereof with respect to any or all of the Mortgage Loans or the Borrowers or related parties, as desired by the Lender from time to time.

            "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

             "Eligible Mortgage Loan" shall mean a Mortgage Loan which is made to a subprime credit Mortgagor secured by a first or second mortgage lien (as reflected on the Mortgage Loan Data Transmission) on a one-to-four family residential property and as to which (i) the representations and warranties in
Section 6.12 and 6.24 and Schedule 1 hereof are correct, (ii) was originated or acquired by the Borrowers in accordance with the applicable Borrower's or Lender approved third party's Underwriting Guidelines not more than 60 days prior to the related Funding Date, (iii) contains all required Mortgage Loan Documents without any Material Exception and (iv) such other customary criteria for eligibility determined by the Lender shall have been satisfied.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which either Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which such Borrower is a member.

            "Escrow Payments" means with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            "Event of Default" shall have the meaning provided in Section 8 hereof.

            "Exception Report" shall mean the exception report prepared by the Custodian pursuant to the Custodial Agreement.

            "Expected Monthly Collections" shall mean with respect to Tranche B Collections in respect of Initial Securities for any Payment Date, the amount set forth for the corresponding Payment Date under the heading "Expected Monthly Collections" on Schedule 2-A, 2-B, 2-C and 2-D attached hereto, as applicable.

             "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business

Day, the average of the quotations for the day of such transactions received by the Lender from three primary dealers (other than an affiliate of the Lender).

            "Fee Agreement" shall mean that certain Fee Agreement, dated as of the date hereof, between Aames Capital and the Lender setting forth certain fees required to be paid by the Borrowers to the Lender as contemplated herein.

            "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

            "First Lien" shall mean with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property.

            "FNMA" means the Federal National Mortgage Association, or any successor thereto.

            "Funding Date" shall mean the date on which an Advance is made hereunder.

            "Future Pledged Securities" shall mean those certain residual securities to be delivered to the Lender and which are to be issued pursuant to the first two securitizations completed by Aames Capital after the Effective Date unless and until all amounts due the Lender under this Warehouse Agreement with respect to Tranche B Advances are paid in full prior to such securitization.

            "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

            "Governing Agreement" shall mean the agreement or agreements listed on Schedule 8 attached hereto as such agreements shall be amended or supplemented from time to time and such other agreements governing the issuance and payment of any Pledged Securities or Servicing Advance Receivables pledged to the Lender after the Effective Date.

             "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over either Borrower, any of its Subsidiaries or any of its properties.

            "Gross Margin" means with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

            "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay, by swap agreement or other credit derivatives, or otherwise), provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, to the extent required by the Lender. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

            "Guarantor" shall mean Aames Financial Corporation.

            "Guaranty" shall mean the guaranty, dated February 10, 2000, executed by the Guarantor in favor of the Lender which evidences the guarantee by the Guarantor of the obligations of the Borrowers under this Warehouse Agreement and the Note.

            "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument.

            "Index" means with respect to each adjustable rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

            "Initial Haircut Collateral" shall mean all Pledged Securities, the Limited Partnership Interest and Servicing Advance Receivables delivered to the Lender as collateral hereunder as of the Effective Date plus the Future Pledged Securities delivered to the Lender as Collateral thereafter.

            "Initial   Securities"  shall  mean  Pledged   Securities  that  are
Initial Haircut Collateral.

            "Instruction Letter" shall mean a letter agreement between the Borrowers and each Subservicer substantially in the form of Exhibit J attached hereto, in which such Persons acknowledge the Lender's security interest in the Mortgage Loans, and agree to remit any collections with respect to the Mortgage Loans as the Lender may so direct from time to time, which Instruction Letter may be delivered by Lender to such Subservicer in its sole discretion.

            "Insurance Proceeds" means with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of the date hereof, among the Lender, Capital Z, the Guarantor and Aames Capital.

            "Interest Period" shall mean, with respect to any Advance, (i) initially, the period commencing on the Funding Date with respect to such Advance and ending on the calendar day prior to the Payment Date of the next succeeding month, and (ii) thereafter, each period commencing on the Payment Date of a month and ending on the calendar day prior to the Payment Date of the next succeeding month. Notwithstanding the foregoing, no Interest Period may end after the Termination Date.

            "Interest Rate Adjustment Date" means with respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            "Interest Rate Protection Agreement" shall mean with respect to any or all of the Mortgage Loans and/or Advances, any interest rate swap, cap or collar agreement or any other applicable hedging arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies entered into by either Borrower and reasonably acceptable to the Lender.

            "Lender" shall have the meaning assigned thereto in the heading hereto.

            "LIBO Base Rate" shall mean with respect to each day an Advance is outstanding (or if such day is not a Business Day, the next succeeding Business
Day), the rate per annum equal to the rate published by Bloomberg or if such rate is not available, the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 A.M., eastern time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Advances are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Advances to be outstanding on such day.

            "LIBO Rate" shall mean with respect to each Interest Period pertaining to an Advance, a rate per annum determined by the Lender in its sole discretion in accordance with the following formula (rounded upwards to the nearest l/100th of one percent), which rate as determined by the Lender shall be conclusive absent manifest error by the Lender:

                                 LIBO Base Rate
                        --------------------------------
                        1.00 - LIBO Reserve Requirements

            The LIBO Rate shall be calculated each Funding Date and Payment Date commencing with the first Funding Date.

            "LIBO Reserve Requirements" shall mean for any Interest Period for any Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to the Lender in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority. As of the Effective Date, the LIBO Reserve Requirements shall be deemed to be zero.

            "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

            "Limited Partnership Interest" shall mean the ownership interest of Aames Capital as provided in the Limited Partnership Agreement of Steamboat Financial Partnership I, L.P., dated as of June 10, 1999 as further amended or modified from time to time.

             "Loan Documents" shall mean collectively, this Warehouse Agreement, the Guaranty, the Note and the Custodial Agreement and any other document executed in connection therewith.

            "Loan Party" shall mean collectively, the Borrowers and the Guarantor.

            "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 6 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

            "Market Value" shall mean the value, determined by the Lender in its sole reasonable discretion, of the Mortgage Loans if sold in its entirety to a single third-party purchaser. In determining Market Value, the Lender may take into account (a) customary factors, including, but not limited to current market conditions and the fact that the Mortgage Loans may be sold under circumstances in which the Borrowers, as originators of the Mortgage Loans, is in default under the Warehouse Agreement, and (b) firm take-out commitments from investment grade purchasers in favor of the Borrowers covering the Mortgage Loans or mortgage loans substantially similar to the Mortgage Loans to the extent recently obtained and during similar market conditions. The Lender's determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of the Lender. The Lender shall have the right to mark to market the Mortgage Loans on a daily basis which Market Value may be determined to be zero. The Borrowers acknowledge that the Lender's determination of Market Value is for the limited purpose of determining Collateral Value for lending purposes hereunder without the ability to perform customary purchaser's due diligence and is not necessarily equivalent to a determination of the fair market value of the Collateral achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary loan and servicing due diligence.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the property, business, operations, financial condition or prospects of the either Borrower or the Guarantor, (b) the ability of either Borrower or the Guarantor to perform in all material respects its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability in all material respects of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the Collateral other than the Initial Haircut Collateral (except for changes in Market Value due to market conditions).

            "Material Exception" shall have the meaning assigned thereto in the Custodial Agreement.

            "Maximum Credit" shall mean two hundred million Dollars.

            "Minimum Scheduled Amortization Shortfall Payment" shall mean with respect to any Payment Date the lesser of (a) the amount, if any, by which the outstanding principal balance of Tranche B Advances exceeds the Scheduled Amortization Balance for such Payment Date plus $500,000, and (b) 10 basis points multiplied by the Release Balance for such Payment Date, but not to exceed $75,000 for any such Payment Date.

            "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

            "Mortgage" shall mean the mortgage, deed of trust or other instrument, which creates a first lien or second lien (as indicated on the Mortgage Loan Data Transmission) on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, the fee simple or leasehold estate in such real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Mortgage Note.

            "Mortgage File" shall have the meaning assigned thereto in the Custodial Agreement.

            "Mortgage Interest Rate" means the annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

            "Mortgage Interest Rate Cap" means with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

            "Mortgage Loan" shall mean a mortgage loan or Cooperative Loan which the Custodian has been instructed to hold for the Lender pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note, the related Mortgage and all other Mortgage Loan Documents and
(ii) all right, title and interest of the applicable Borrower in and to the Mortgaged Property covered by such Mortgage.

            "Mortgage Loan Data Transmission" shall mean a computer-readable magnetic or other electronic format incorporating the fields identified on Exhibit G.

            "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

            "Mortgage Loan List" shall mean the hard copy report provided by the Borrowers which shall include with respect to each Mortgage Loan to be included as Collateral: (i) the Mortgage Loan number, (ii) the Mortgagor's name, (iii) the original principal amount of the Mortgage Loan and (iv) the current principal balance of the Mortgage Loan.

            "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

            "Mortgaged Property" means the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

            "Mortgagee" means either Borrower or any subsequent holder of a Mortgage Loan.

            "Mortgagor" means the obligor on a Mortgage Note.

            "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by either Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

            "Net Income" shall mean, for any period, the net income of the applicable Borrower for such period as determined in accordance with GAAP.

            "Net Worth" shall mean, with respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

             "Note" shall mean the promissory note provided for by Section 2.02(a) hereof for Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            "Notice of Borrowing and Pledge" shall have the meaning assigned to such term in Section 2.03(a).

            "Payment and Reimbursement Agreement" shall mean that certain Payment and Reimbursement Agreement, dated as of the date hereof, by Capital Z in favor of the Lender.

            "Payment Date" shall mean the second Business Day following the 15th day of each month. The first Payment Date under this Warehouse Agreement shall be March 17, 2000.

             "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Exceptions" shall mean the exceptions to lien priority including but not limited to: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or otherwise considered in the appraisal (if any) made for the originator of the Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and (iv) in the case of a Second Lien Mortgage Loan, a First Lien on the Mortgaged Property.

            "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

            "Plan" shall mean an employee benefit or other plan established or maintained by either Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

             "Pledged Securities" shall mean those certain Class C and Class R or subordinated securities pledged or delivered to the Lender and identified on
Schedule 7, any Future Pledged Securities and any other securities pledged or delivered to the Lender from time to time and held as Collateral hereunder.

             "Pledged Securities Value" shall mean the value, determined by Lender in its sole reasonable good faith discretion, of the Pledged Securities using the same methodology that an issuer of such securities would use for GAAP valuation purposes. In determining Pledged Securities Value, the Lender may take into account customary factors, including, but not limited to current market conditions and recent performance of the Mortgage Loans underlying the Pledged Securities. Lender's determination of Pledged Securities Value shall be conclusive upon the parties, absent manifest error on the part of Lender. The Borrowers acknowledge that Lender's determination of Pledged Securities Value is for lending purposes hereunder and is not necessarily equivalent to a determination of the fair market value of the Pledged Securities achieved by obtaining competing bids in an orderly market.

            "PMI Policy" or "Primary Insurance Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

            "Pooling and Servicing Agreement" shall mean any pooling and servicing agreement, trust agreement or other agreement listed on Schedule 8 pursuant to which the mortgage loans underlying any of the Pledged Securities are serviced and administered or the Pledged Securities are issued or exchanged and all Pooling and Servicing Supplements.

            "Pooling and Servicing Supplements" shall mean the supplements listed on Schedule 8 and any other supplements hereafter entered into pursuant to which the Lender or its Affiliates have agreed or will agree to act as supplemental servicer.

            "Post-Default Rate" shall mean, in respect of any principal of any Advance or any other amount under this Warehouse Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% per annum, plus (a) the interest rate otherwise applicable to such Advance or other amount, or (b) if no interest rate is otherwise applicable, the LIBO Rate plus the Applicable Margin.

            Proceeds: All "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof from the Collateral which, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

            "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Proprietary Lease" shall mean the lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

            "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by FNMA and FHLMC and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best's with respect to hazard and flood insurance.

            "Qualified Originator" shall mean (a) either Borrower, or (b) any other mutually agreed upon originator of Mortgage Loans; provided, however, that no correspondent of either Borrower shall be a Qualified Originator for the purposes of this Warehouse Agreement.

            "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            "Release Balance" shall mean for any Payment Date, an amount equal to the outstanding principal balance of Tranche A Advances and Tranche C Advances repaid by the Borrowers during the preceding calendar month in order to obtain a release of the Lender's Lien on the related Collateral. For purposes hereof, if a Mortgage Loan is released from the Lender's Lien on account of any Tranche A Advance or a Tranche C Advance, such Tranche A Advance or Tranche C Advance as the case may be, shall be deemed repaid, regardless of whether one or more Mortgage Loans are substituted as Collateral for such released Mortgage Loan.

            "Release Fee" shall mean the "Release Fee" set forth in the Fee Agreement.

            "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

             "Required Documents" shall mean those documents identified in
Section 2(I) of the Custodial Agreement.

            "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer's behalf as demonstrated by a certificate of corporate resolution.

            "Restricted Payments" shall mean with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

            "Scheduled Amortization Balance" shall mean, for any Payment Date, the amount set forth under the heading "Targeted Tranche B Amortization Balance" on Schedule 2-A attached hereto, provided that, on or before each of June 30, 2000 and September 30, 2000, in the event Aames Capital has failed to pledge to the Lender an additional Future Residual Security, each with a GAAP value of at least $10,000,000 as of such date of delivery, or such lesser value as may be acceptable to the Lender in its sole discretion, a "Future Residual Failure Event" shall be deemed to have occurred. Upon the occurrence of a June 30, 2000 Future Residual Failure Event, the Scheduled Amortization Balance shall be as set forth on Schedule 2-B and upon the occurrence of a September 30, 2000 Future Residual Failure Event, the Scheduled Amortization Balance shall be as set forth on Schedule 2-C. Upon the occurrence of a September 30, 2000 Future Residual Failure Event where no June 30, 2000 Future Residual Failure Event has occurred, the Scheduled Amortization Balance shall be as set forth on Schedule 2-D.

            "Scheduled Amortization Deviation" shall occur if at any time the outstanding Tranche B Advances owed to the Lender shall be in excess of the Scheduled Amortization Balance applicable at such time by $12,000,000 or more.

            "Scheduled Monthly Amortization Amount" means with respect to Tranche B Advances and any Payment Date, the amount corresponding to such Payment Date set forth under the heading "Scheduled Monthly Amortization Amount" on Schedules 2-A, 2-B, 2-C and 2-D attached hereto, as applicable.

            "Second Lien" shall mean with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property.

            "Second Lien Mortgage Loan" shall mean an Eligible Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor and to Permitted Exceptions.

            "Secured Obligations" shall have the meaning assigned thereto in
Section 4.01(c) hereof.

             "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Securities File" shall mean all documents related to a Pledged Security including without limitation all original certificates, and any other collateral pledged or otherwise relating to such Pledged Security.

            "Securitization Agreement" shall mean that certain agreement by and among the Borrowers and the Lender, dated the date hereof, outlining, among other things, rights and obligations with respect to subsequent securitizations of mortgage loans from time to time.

            "Senior Note Indenture" shall mean that certain Indenture of Trust, dated as of February 1, 1995, and that certain Supplemental Indenture of Trust, dated as of April 25, 1995, each between Aames Financial Corporation and Bankers Trust Company of California, N.A. providing for the issuance of 10.5% Senior Notes due 2002.

            "Servicer" shall mean Aames Capital in its capacity as servicer or master servicer of the Mortgage Loans.

            "Servicing Advance Receivables" shall mean Aames Capital's right to recover monthly advances and servicing advances, or such comparable advances, in its capacity as servicer under the Pooling and Servicing Agreements listed on
Schedule 8 attached hereto, and such other Governing Agreements identified by the Borrower to the Lender in writing from time to time, from whichever source of cash as is set forth in the Governing Agreements.

            "Servicing File" means with respect to each Mortgage Loan, the file retained by the applicable Borrower consisting of originals of all material documents in the Mortgage File which are not delivered to a Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

            "Servicing Records" shall have the meaning assigned thereto in
Section 10.15(b) hereof.

            "Servicing Transmission" shall mean a computer-readable magnetic or other electronic format acceptable to the parties containing the information identified on Exhibit F.

            "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Subservicer" shall have the meaning provided in Section 10.15(c) hereof.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "System" shall mean all hardware or software, or any system consisting of one or more thereof, including, without limitation, any and all enhancements, upgrades, customizations, modifications, maintenance and the like utilized by any Person for the benefit of such Person to perform its obligations and to administer and track, store, process, provide, and where appropriate, insert, true and accurate dates and calculations for dates and spans with respect to the Mortgage Loans.

             "Tangible Net Worth" shall mean, with respect to any Person, as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its Subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued by such Person or its Subsidiaries shall not be treated as intangibles for purposes of this definition.

            "Termination Date" shall mean January 31, 2001, or such earlier date on which this Warehouse Agreement shall terminate in accordance with the provisions hereof or by operation of law or as same may be renewed pursuant to
Section 2.09.

            "Total Indebtedness" shall mean with respect to any Person, for any period, the aggregate Indebtedness of such Person and its Subsidiaries during such period (excluding any warehouse debt), less the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP.

            "Tranche A Advances" shall mean all Advances made pursuant to
Section 2.01(a)(i).

            "Tranche A Collections" shall mean all cash collections and other cash proceeds of any Mortgage Loans other than Mortgage Loans pledged to the Lender by Aames Funding.

            "Tranche B Advances" shall mean all Advances made pursuant to
Section 2.01(a)(ii).

            "Tranche B Collections" shall mean all cash collections and other cash proceeds of any Initial Haircut Collateral to the Lender.

            "Tranche C Advances" shall mean Advances made by the Lender to Aames Funding pursuant to Section 2.01(a)(iii).

            "Tranche C Collections" shall mean all cash collections and other cash proceeds of any Collateral pledged to the Lender by Aames Funding.

             "Trust Agreement" means any deposit trust agreement or indenture governing the administration and issuance of the Pledged Securities.

             "Trustee" shall mean any trustee under a Governing Agreement.

             "Underwriting Guidelines" shall mean collectively, the underwriting guidelines applicable to the Mortgage Loans which shall be subject to the prior written approval of the Lender and may be amended from time to time in accordance with Section 7.08.

            "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

            "Warehouse Agreement" shall mean this Warehouse Loan and Security Agreement, as may be amended, supplemented or otherwise modified from time to time as mutually agreed by the parties in writing.

             "Year 2000 Compliant" shall mean the ability of a System to continue its normal functions including and following January 1, 2000 and the ability of such System to support its continued normal usage such that neither the performance nor the correct functioning of such System will be affected by the year 2000.

            1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

            Section 2. Advances, Note and Prepayments.

            2.01 Advances. (a) Subject to fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, the Lender agrees from time to time, on the terms and conditions of this Warehouse Agreement, to make loans (individually an "Advance"; collectively, the "Advances") to the Borrowers in Dollars as follows:

            (i) to Aames Capital, with respect to Tranche A Advances, on any Business Day from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (A) the Maximum Credit less the outstanding principal balance of Tranche B Advances and Tranche C Advances (and further subject to the limitations in the definition of Collateral Value), and (B) the Borrowing Base as in effect from time to time. Subject to the terms and conditions of this Warehouse Agreement, during such period the Borrower may borrow, repay and reborrow Tranche A Advances hereunder; provided that, the Borrower shall not request more than one Tranche A Advance in any one week period;

            (ii) to Aames Capital, with respect to Tranche B Advances, on the initial Funding Date, in the amount of $35,000,000, provided, however, that, subject to Section 2.03(e) hereof, the Borrower may repay and reborrow Tranche B Advances on any Business Day after the Effective Date if all other conditions of borrowing hereunder have been satisfied, provided, however, that Tranche B Advances which are reborrowings shall be on an uncommitted basis and, provided that, in any event the Borrower may not reborrow (x) after month twenty-four, (y) after the occurrence of a Scheduled Amortization Deviation, and (z) without the consent of Capital Z (which consent shall not be required with respect to the initial Tranche B Advance made hereunder);

            (iii) to Aames Funding, with respect to Tranche C Advances, on any Business Day from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding $1,000,000 (and further subject to the limitations in the definition of Collateral Value); provided that the Tranche C Advances shall at all times be secured by both (a) Mortgage Loans with a Market Value equal to the aggregate outstanding principal balance of such Tranche C Advances and by (b) Cash Equivalents with a face amount equal to the aggregate outstanding principal balance of such Tranche C Advances. Subject to the terms and conditions of this Warehouse Agreement, during such period Aames Funding may borrow, repay and reborrow Tranche C Advances hereunder; provided that, Aames Funding shall not request more than one Tranche C Advance in any one week period.

            (b) In no event shall an Advance be made when any Default or Event of Default has occurred and is continuing.

            2.02 Notes. (a) The Advances made by the Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. The Lender shall, with the consent of the Borrowers, have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

            (b) The date, amount and interest rate of each Advance made by the Lender to each Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, noted by the Lender on the grid attached to the Note or any continuation thereof; provided, that the failure of the Lender to make any such recordation or notation shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under the
Note in respect of the Advances.

            2.03 Procedure for Borrowing. (a) Borrowing Procedure for Requesting a Tranche A Advance. Aames Capital may request a Tranche A Advance on any Business Day during the period from and including the Effective Date to the Termination Date, by delivering to the Lender, with a copy to the Custodian, a Mortgage Loan Data Transmission and a Notice of Borrowing and Pledge substantially in the form of Exhibit D hereto (a "Notice of Borrowing and Pledge"), appropriately completed, which must be received no later than 2:00 p.m. (eastern time) two Business Days prior to the requested Funding Date. Such Notice of Borrowing and Pledge shall include a Mortgage Loan List in respect of the Eligible Mortgage Loans, if applicable, that Aames Capital proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, if applicable.

            (b) Borrowing Procedure for Requesting a Tranche C Advance Aames Funding may request a Tranche C Advance on any Business Day during the period from and including the Effective Date to the Termination Date, by delivering to the Lender, with a copy to the Custodian, a Mortgage Loan Data Transmission and a Notice of Borrowing and Pledge appropriately completed, which must be received no later than 2:00 p.m. (eastern time) two Business Days prior to the requested Funding Date. Such Notice of Borrowing and Pledge shall include a Mortgage Loan List in respect of the Eligible Mortgage Loans, and a list of Cash Equivalents that Aames Funding proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing.

            (c) Upon the applicable Borrower's request for a borrowing pursuant to Section 2.03(a) or 2.03(b) above, the Lender shall, assuming all conditions precedent set forth in this Section 2.03 and in Section 5.01 and 5.02 have been met, and provided no Default shall have occurred and be continuing (in accordance with Section 2.01), not later than 2:00 p.m. (eastern time) on the requested Funding Date make an Advance (determined by the Lender) in an amount which would not cause the aggregate amount of Advances then outstanding to exceed the lesser of (i) the Maximum Credit or (ii) the Borrowing Base shown on the latest Borrowing Base Certificate of the Lender. Subject to the foregoing, such borrowing will be made available to the applicable Borrower by the Lender transferring, via wire transfer (pursuant to wire transfer instructions provided by such Borrower on or prior to such Funding Date), in the aggregate amount of such borrowing in funds immediately available to such Borrower.

            (d) Borrowing Procedure for Requesting a Tranche B Advance. Aames Capital may request a Tranche B Advance on any Business Day during the period from and including the Effective Date to the Termination Date, by delivering to the Lender the related Collateral and a Notice of Borrowing and Pledge substantially in the form of Exhibit D.

            (e) Upon Aames Capital's request for a borrowing pursuant to Section 2.01(a)(ii) and 2.03(d) above, the Lender may, in its sole discretion, assuming all conditions precedent set forth in this Section 2.03 and in Section 5.01 and
5.02 have been met, and subject to any additional conditions precedent imposed by the Lender upon Aames Capital from time to time, and provided further that no Default shall have occurred and be continuing (in accordance with Section 2.01), not later than 2:00 p.m. (eastern time) on the requested Funding Date make a

Tranche B Advance. Subject to the foregoing, such borrowing will be made available to Aames Capital by the Lender transferring, via wire transfer (pursuant to wire transfer instructions provided by Aames Capital on or prior to such Funding Date), in the aggregate amount of such borrowing in funds immediately available to Aames Capital. Notwithstanding the foregoing, upon satisfaction of the conditions set forth in Section 5.01 hereof the Lender shall make a Tranche B Advance of $35,000,000 on the Effective Date.

            2.04 Limitation on Types of Advances; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:

            (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Advances as provided herein; or

            (b) it becomes unlawful for the Lender to honor its obligation to make or maintain Advances hereunder using a LIBO Rate;

then the Lender shall give the Borrowers prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional Advances.

            2.05 Repayment of Advances; Interest. (a) The Borrowers shall repay in full on the Termination Date the then aggregate outstanding principal amount of the Advances (as evidenced by the Note).

            (b) No later than two (2) Business Days prior to each Payment Date, the Lender shall provide to the Borrowers a report which shall state the interest amount due for the current interest period on the Advance (including the amount of interest which will accrue on such Advance on the Business Day immediately preceding the related Payment Date) setting forth the amount of interest accrued for such period for the Tranche A Advances, the Tranche B Advances and the Tranche C Advances separately. The calculation on such report shall be based upon information provided in the Servicing Transmission and the report provided pursuant to Section 7.19.

            (c) The Borrowers shall pay to the Lender interest on the unpaid principal amount of each Advance for the period from and including the date of such Advance to but excluding the date such Tranche A Advance, Tranche B Advance and Tranche C Advance shall be paid in full, at a rate per annum equal to the LIBO Rate plus the Applicable Margin related to the Tranche A Advance, the Tranche B Advance and the Tranche C Advance, as applicable. Notwithstanding the foregoing, the Borrowers shall pay to the Lender interest at the applicable Post-Default Rate on any principal of any Advance and on any other amount payable by the Borrowers hereunder or under the Note, that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Advance as calculated in Section 2.05(b) above shall be payable monthly on each Payment Date and on the Termination Date, except that interest payable at the Post-Default Rate shall accrue daily and shall be payable promptly upon receipt of invoice. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give written notice thereof to the Borrowers.

            2.06 Mandatory Prepayments or Pledge; Request for Release. (a) If at any time the aggregate Collateral Value of all Collateral securing the Advances is less than the outstanding Advances at such time (such deficit a "Borrowing Base Deficiency"), as determined by the Lender and notified to the Borrowers on any Business Day, the Borrowers shall no later than one Business Day after receipt of such written notice, either prepay the Advances in part or in whole or pledge additional Mortgage Loans or such other Collateral as may be acceptable to the Lender in its sole discretion (which Collateral shall be in all respects acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Advances does not exceed the Borrowing Base. If at any time the aggregate Collateral Value of all Collateral exceeds the outstanding Advances at such time (such excess a "Borrowing Base Excess"), then the Borrowers may by written notice to the Lender, accompanied by a certificate of a Responsible Officer on the date of such request certifying that no Default shall have occurred and be continuing, request the Lender to transfer Mortgage Loans to the Borrowers, so that the Collateral Value of the Collateral, after deduction of any Collateral so transferred, will thereupon not exceed, but in no event be less than, the outstanding Advances. Notwithstanding the foregoing, except as provided in
Section 4.10(a), the Lender shall have no obligation to release any Initial Securities to Aames Capital until (i) all outstanding Tranche B Advances are repaid in full and (ii) no Event of Default has occurred and is continuing.

            (b) On the date of each Advance or other date on which there is a change in the Mortgage Loans held by the Custodian, the Custodian shall deliver to the Lender and the Borrowers the Custodian Loan Transmission. The Lender shall deliver to the Borrowers a Borrowing Base Certificate in the form attached hereto as Exhibit H, the calculation in such certificate to be based on the delinquency status and principal balance of the Eligible Mortgage Loans as of the later of the Funding Date balance or such date when more recent information is available). Such information shall be ascertained from the Servicing Transmission which shall be delivered or caused to be delivered by the Borrowers in accordance with Section 7.19 and shall include all Mortgage Loans which were funded on or prior to the last calendar day of the previous month.

            2.07 Optional Prepayments. (a) The Advances are prepayable without premium or penalty, in whole or in part on each Payment Date after providing not less than five (5) Business Days prior notice. The Advances are prepayable at any other time, in whole or in part, in accordance herewith and subject to clause (b) below. Any amounts prepaid shall be applied to repay the outstanding principal amount of any Advances (together with interest thereon) until paid in full. Amounts repaid may be reborrowed in accordance with the terms of this Warehouse Agreement. If the either Borrower intends to prepay an Advance in whole or in part from any source, such Borrower shall give five (5) Business Days' prior written notice thereof to the Lender. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of at least $100,000.

            (b) If either Borrower makes a prepayment of the Advances other than as provided in Section 2.07(a) above, the Borrowers shall indemnify the Lender and hold the Lender harmless from any actual loss or expense which the Lender may sustain or incur arising from (a) the deployment of funds obtained by the Lender to maintain the Advances hereunder or from (b) fees payable to terminate the deposits from which such funds were obtained, in either case, which actual loss or expense shall be equal to an amount equal to the excess, as reasonably determined by the Lender, of (i) its cost of obtaining funds for such Advances for the period from the date of such payment through the following Payment Date over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds not utilized by reason of such payment for such period. This Section 2.07 shall survive termination of this Warehouse Agreement and payment of the Note.

            2.08 Requirements of Law. (a) If any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Warehouse Agreement, the Note or any Advance made by it (excluding net income taxes) or change the basis of taxation of payments to the Lender in respect thereof;

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Advance or similar requirement against assets held by deposits or other liabilities in or for the account of advances. Advances or other extensions of credit by, or any other acquisition of funds by any office of the Lender which is not otherwise included in the determination of the LIBO Base Rate hereunder;

            (iii) shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Advance made after the Effective Date or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable thereafter incurred or shall prepay the aggregate amount of outstanding Advances. Any prepayment made by the Borrowers as a result of the application of this Section 2.08(a) shall not be subject to the provisions of Section 2.07(b).

            (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrowers shall promptly pay to the Lender such additional amount or amounts as will thereafter compensate the Lender for such reduction or shall prepay the aggregate amount of outstanding Advances. Any prepayment made by the Borrowers as a result of the application of this Section 2.08(b) shall not be subject to the provisions of
Section 2.07(b).

            (c) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrowers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrowers shall be conclusive in the absence of manifest error.

            2.09 Renewal of Termination Date. (a) At the request of Borrowers, at least thirty (30) days prior to the then Termination Date, the Lender may in its sole discretion renew this Warehouse Agreement with a new Termination Date for the Tranche A Advances and Tranche C Advances for a period of 364 days by giving written notice of such renewal to the Borrowers no later than twenty (20) days, but in no event more than thirty (30) days, prior to the Termination Date.

            (b) Provided that (i) no Default or Event of Default has occurred and is continuing, and (ii) no Scheduled Amortization Deviation has occurred, this Warehouse Agreement shall be automatically renewed for the Tranche B Advances for a period of 364 days (the "Automatic Renewal Period"). After the expiration of the Automatic Renewal Period, this Warehouse Agreement shall be further renewed for the Tranche B Advances on a month to month basis for a period of up to six (6) months, provided that, as of the Payment Date for each such month no Scheduled Amortization Deviation has occurred, (x) no Default or Event of Default has occurred and is continuing, and (y) the unpaid principal balance of the Tranche B Advances, including the Release Fee, if any, plus interest accrued thereon as of the Payment Date in the next succeeding month (the "Projected Balance") does not exceed $12,000,000, and (z) the Projected Balance does not exceed 35% of the Pledged Securities Value of the Initial Securities.

            Section 3. Payments; Computations; Taxes.

            3.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Warehouse Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender at The Chase Manhattan
Bank: Account Number 140095961, For the A/C of Greenwich Capital Financial Products, Inc., ABA# 021000021, Attn: Brett Kibbe, not later than 2:00 p.m., eastern time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) or such other account as a Responsible Officer of the Lender may direct through written notice to the Borrowers. The Borrowers acknowledge that they have no rights of withdrawal from the foregoing account.

            3.02 Computations. Interest on the Advances shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

            3.03 [Intentionally Omitted]

            3.04 Release Fee. In the event Aames Capital fails to appoint Greenwich Capital Markets, Inc. as lead manager in accordance with the Securitization Agreement, the Borrowers shall owe a Release Fee which Release Fee shall constitute a Secured Obligation hereunder. Notwithstanding the foregoing, the Release Fee shall be added to the Scheduled Amortization Balance at the earlier of the date of such failure and the second (2nd) anniversary of the Effective Date.

            3.05 Application of Collections. (a) Aames Capital shall remit the Tranche B Collections received by it or its Affiliates in accordance with this
Section 3.05(a) on each Payment Date, provided that no Event of Default shall have occurred and be continuing. In the event that an Event of Default shall have occurred and is continuing the Tranche B Collections shall promptly be remitted by Aames Capital to the Lender in accordance with Section 4.06. With respect to Tranche B Collections, on each Payment Date, until an Event of Default shall have occurred and is continuing, and subject to the provisions of
Section 4.10(b), the Lender shall cause the Tranche B Collections to be applied in the following order of priority:

            (i) FIRST, to any costs and expenses due under any of the Loan Documents attributable to the Tranche B Advances;

            (ii) SECOND, to the Lender, in an amount equal to all accrued and unpaid interest on the Tranche B Advances through such Payment Date;

            (iii) THIRD, to the Lender, for payment of the outstanding principal balance of the Tranche B Advances, (A) in an amount equal to the Actual Amortization Amount for such month, or (B) if a Scheduled Amortization Deviation has occurred, until such outstanding principal balance of the Tranche B Advances equals zero;

            (iv) FOURTH, to the Lender, any costs and expenses due under the Loan Documents;

            (v) FIFTH, to the Lender, in an amount equal to all accrued and unpaid interest on the Tranche A Advances and Tranche C Advances through such Payment Date;

            (vi) SIXTH, to the Lender, any Borrowing Base Deficiency to the extent not paid pursuant to Section 2.06;

            (vii) SEVENTH, the excess, if any, to Aames Capital.

            (b) To the extent not paid by Tranche B Collections as described in
Section 3.05(a) above, on each Payment Date, until an Event of Default shall have occurred and is continuing, the Borrowers shall make payments to the Lender as follows:

            (i) FIRST, any costs and expenses due under any of the Loan
      Documents;

            (ii) SECOND, in an amount equal to all accrued and unpaid interest on the Advances through such Payment Date;

            (iii) THIRD, any Borrowing Base Deficiency to the extent not paid pursuant to Section 2.06; and

            (iv) FOURTH, the Minimum Scheduled Amortization Shortfall Payment, if any, which shall be applied to the reduction of Tranche B Advances.

            3.06 Reamortization of Tranche B. If on any Payment Date, (a) the unpaid principal balance of the Tranche B Advances is 85% or less of the Scheduled Amoritization Balance for such Payment Date, (b) no Default or Event of Default exists, and (c) no Scheduled Amortization Deviation has occurred, the Lender and the Borrower shall negotiate in good faith a reamortization of the outstanding Tranche B Advances taking into account the performance of the Initial Securities and the expected cash flow of the Initial Securities over the remaining amortization period.

            Section 4. Collateral Security.

            4.01 Collateral; Security Interest. (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to the terms of the Custodial Agreement and shall deliver to the Lender Trust Receipts with Exception Reports (as such terms are defined in the Custodial Agreement) to the effect that it has reviewed such Mortgage Loan Documents in the manner required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

            (b) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

            (i) all Mortgage Loans identified on a Notice of Borrowing and Pledge delivered by the Borrowers to the Lender and the Custodian from time to time;

            (ii) all other Property delivered by the Borrowers to the Lender or the Custodian from time to time to be held as "collateral" hereunder;

            (iii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records (as defined in Section 10.15(b) below), and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Mortgage Loan accounting records and other books and records relating thereto;

            (iv) the Borrowers' interest in all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loans and all claims and payments thereunder;

            (v) the Borrowers' interest in all other insurance policies and insurance proceeds relating to any Mortgage Loans or the related Mortgaged Property;

            (vi) all Interest Rate Protection Agreements relating to any or all of the foregoing;

            (vii) any Governing Agreements, purchase agreements or other similar agreements constituting any or all of the foregoing;

            (viii) all purchase or take-out commitments relating to or constituting any or all of the foregoing;

            (ix) all Pledged Securities identified herein;

            (x) all "securities accounts" (as defined in Section 8-501(a) of the Uniform Commercial Code) to which any or all of the Pledged Securities are or may be credited;

            (xi) the Limited Partnership Interest;

            (xii) all of Aames Capital's rights to reimbursement of Servicing Advance Receivables;

            (xiii) all "supporting obligations" within the meaning of the Uniform Commercial Code as in effect from time to time;

            (xiv) all "investment property", "accounts", "chattel paper" and "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any or all of the foregoing; and

            (xv) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing.

            (c) Each Borrower hereby assigns, pledges and grants a security interest to the Lender in all of its right, title and interest in, to and under all the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the repayment of principal of and interest on all Advances and all other amounts owing to the Lender hereunder, under the Note and under the Warehouse Agreement (collectively, the "Secured Obligations"). The Borrowers agree to mark their computer records and tapes to evidence the security interests granted to the Lender hereunder.

            (d) The Lender as "entitlement holder" (as defined in Section 8-102(a) of the Uniform Commercial Code) with respect to the Pledged Securities, shall be entitled to receive all cash dividends and distributions paid in respect thereof and shall apply same in accordance with Section 3.05(a) hereof. Aames Capital and the Lender agree that Aames Capital shall direct the Trustee to make all payments with respect to any Pledged Securities directly to the Lender.

Unless an Event of Default shall have occurred and be continuing, Aames
Capital shall be entitled to exercise all voting and corporate rights with respect to the Pledged Securities, and Lender shall exercise such rights on Aames Capital's behalf during the time in which Lender is the registered holder of such Pledged Securities, provided, however, that no vote shall be cast or other action taken which, in Lender's judgment, would impair the Pledged Securities or which would be inconsistent with or result in any violation of any provision of this Warehouse Agreement.

            (e) Aames Capital shall deliver to the Lender Pledged Securities with all necessary documents to re-register such Pledged Securities in the name of the Lender on or prior to the date on which such Borrower pledges such Pledged Securities to the Lender. The Lender or its other designee shall have the rights of conversion, exchange, subscription and any other rights, privileges and options pertaining to such Pledged Securities with any committee, depository transfer, agent, register or other designated agency upon such terms and conditions as the Lender may determine.

            (f) Notification to Trustee. Concurrently with the delivery to Lender of each certificate representing one or more of the Pledged Securities,
(A) Aames Capital shall have (1) notified the Trustee in connection with the related securitization transaction of the pledge of the related Pledged Securities hereunder, and (2) instructed the Trustee to pay all amounts payable to the holders of the Pledged Securities to an account specified by the Lender, in the form of the instruction letter attached hereto as Exhibit K (the "Trustee Instruction Letter") and (B) the Trustee shall have acknowledged in writing the instructions set forth in clause (A) above, and a copy of the fully executed Trustee Instruction Letter shall be delivered to the Lender.

            4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrowers, the Borrowers will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Warehouse Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrowers also hereby authorize the Lender to file any such financing or continuation statement without the signature of either Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Warehouse Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

            4.03 Changes in Locations, Name, etc. Neither Borrower shall (i) change the location of its chief executive office/chief place of business from that specified in Section 6 hereof or (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed reasonably necessary by the Lender to continue its perfected status in the Collateral with the same or better priority.

            4.04 Lender's Appointment as Attorney-in-Fact. (a) Each Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Warehouse Agreement, in the form of Exhibit L attached hereto, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Warehouse Agreement, and, without limiting the generality of the foregoing, such Borrower hereby gives the Lender the power and right, on behalf of such Borrower, without assent by, but with notice to, such Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

            (i) in the name of the applicable Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

            (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

            (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against either Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and
      (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrowers' expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Warehouse Agreement, all as fully and effectively as the Borrowers might do.

The Borrowers hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

            (b) The Borrowers also authorize the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section
4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

            (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrowers for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

            4.05 Performance by Lender of either Borrower's Obligations. If either Borrower fails to perform or comply with any of its material agreements contained in the Loan Documents and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrowers to the Lender on demand and shall constitute Secured Obligations.

            4.06 Proceeds. If an Event of Default shall occur and be continuing,
(a) all proceeds of Collateral received by the Borrowers consisting of cash, checks and other near-cash items shall be held by the Borrowers in trust for the Lender, segregated from other funds of the Borrowers, and shall forthwith upon receipt by the Borrowers be turned over to the Lender in the exact form received by the Borrowers (duly endorsed by the Borrowers to the Lender, if required) and
(b) any and all such proceeds received by the Lender will be applied by the Lender against, the Secured Obligations. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Warehouse Agreement shall have been terminated shall be promptly paid over to the Borrowers or to whomsoever may be contractually entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

            4.07 Remedies. (a) If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Warehouse Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrowers or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall act in good faith to seek to obtain the best execution possible under prevailing market conditions. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrowers, which right or equity is hereby waived or released. The Lender may, on one or more occasions, postpone or adjourn any such sale by public announcement at the time of such sale. The Lender shall give the Borrowers prior or concurrent notice of any such postponement or adjournment. The Borrowers further agree, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at either Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrowers. To the extent permitted by applicable law, the Borrowers all claims, damages and demands they may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrowers shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(c) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

            (b) The Borrowers recognize that Lender may be unable to effect a public sale of any or all of the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrowers acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit any issuer of such Pledged Securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if any such issuer would agree to do so.

            4.08 Limitation on Duties Regarding Presentation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrowers or otherwise.

            4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

            4.10 Release of Security Interest. (a) Except as may otherwise be provided by any other agreement executed by the Borrowers and the Lender, upon termination of this Warehouse Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for such Borrower or any substantial part of its Property, or otherwise, this Warehouse Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made. Upon the request of Aames Capital after the twelfth (12th) Payment Date, the Lender shall release its security interest on a Future Residual Security pledged to the Lender, as selected by the Lender, provided that (i) the unpaid principal balance of the Tranche B Advances following such twelfth (12th) Payment Date is less than or equal to the Scheduled Amortization Balance as of such month, (ii) no Default or Event of Default exists under the Warehouse Agreement; and (iii) and sufficient documentation, in the Lender's sole discretion, has been executed by a third-party lender or purchaser in connection with the purchase or financing of such Future Residual Security.

            (b) Upon the repayment in full of the outstanding Tranche B Advances, the Lender shall release all Initial Haircut Collateral to Aames Capital or such other Person as Aames Capital may direct in writing, provided, that, no Event of Default has occurred and is continuing.

            Section 5. Conditions Precedent.

            5.01 Initial Advance. The obligation of the Lender to make its initial Advance hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent:

            (a) Warehouse Agreement. The Lender shall have received this Warehouse Agreement, executed and delivered by a duly authorized officer of the Borrowers.

            (b) Loan Documents. The Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

            (i) Note. The Note, duly completed and executed;

            (ii) Custodial Agreement. The Custodial Agreement, duly executed and delivered by the Borrowers and the Custodian. In addition, the Borrowers shall have filed all Uniform Commercial Code and related filings and performed under the Custodial Agreement and taken such other action as the Lender shall have requested in order to perfect the security interests created pursuant to the Warehouse Agreement; and

            (iii) Guaranty. The Guaranty, duly executed and delivered by the Guarantor;

            (iv) Payment and Reimbursement Agreement. The Payment and Reimbursement Agreement duly executed and delivered by Capital Z;

            (v) Fee Agreement. The Fee Agreement duly executed and delivered by Aames Capital.

            (c) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each Loan Party and of all corporate or other authority for such Loan Party with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by such Loan Party from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from the applicable Loan Party to the contrary).

            (d) Legal Opinion. A legal opinion of counsel to the Borrowers, substantially in the form attached hereto as Exhibit C.

            (e) Securitization Agreement. The Lender shall have received the Securitization Agreement, in form and substance satisfactory to the Lender and executed by a duly authorized officer of the Borrowers.

            (f) Filings, Registrations, Recordings. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Lender determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest.

            (g) Financial Statements. The Lender shall have received the available quarterly financial statements referenced in Section 7.01(a).

            (h) Underwriting Guidelines. The Lender and the Borrowers shall have agreed upon the Qualified Originators' current Underwriting Guidelines for the Mortgage Loans and the Lender shall have received a copy thereof.

            (i) Consents, Licenses, Approvals, etc. The Lender shall have received copies certified by the Borrowers of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrowers of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

            (j) Insurance. The Lender shall have received evidence in form and substance satisfactory to the Lender showing compliance by the Borrowers as of such initial Funding Date with Section 7.21 hereof.

            (k) Trustee Instruction Letter. The Lender shall have received a Trustee Instruction Letter in the form attached hereto as Exhibit K executed by Aames Capital.

            (l) Instruction Letter. The Lender shall have received Instruction Letters in the form attached hereto as Exhibit J executed by the Borrowers.

            (m) Other Documents. The Lender shall have received such other documents as the Lender or its counsel may reasonably request.

            5.02 Initial and Subsequent Advances. The making of each Advance to the Borrowers (including the initial Advance) on any Business Day is subject to the following further conditions precedent, both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof:

            (a) no Default or Event of Default shall have occurred and be continuing or would be created by the making of such Advance;

            (b) both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrowers in Section 6 hereof, and in each of the other Loan Documents, shall be true and complete on and as of the date of the making of such Advance in all material respects (in the case of the representations and warranties in Section 6.24 and Schedule 1, solely with respect to Mortgage Loans included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). At the request of the Lender, the Lender shall have received an officer's certificate signed by a Responsible Officer of the applicable Borrower certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that such Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions;


            (c) The Pledged Securities shall have been delivered to Lender or its agent and registered in the name of the Lender or with all necessary documents to re-register such Pledged Securities in the name of the Lender;

            (d) the aggregate outstanding principal amount of the Advances shall not exceed the Borrowing Base;

            (e) subject to the Lender's right to perform one or more Due Diligence Reviews pursuant to Section 10.16 hereof, the Lender shall have completed its due diligence view of the Mortgage Loan Documents for each Advance and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Advances and the Borrowers as the Lender in its reasonable discretion deems appropriate to review and such review shall be satisfactory to the Lender in its reasonable discretion;

            (f) the Lender shall have received a Notice of Borrowing and Pledge, Loan List and Mortgage Loan Data Transmission and all other documents required under Section 2.03;

            (g) the Lender shall have received from the Custodian a Custodian Loan Transmission and one or more Trust Receipts in respect of Mortgage Loans to be pledged hereunder on such Business Day and an Exception Report, in each case dated such Business Day and duly completed;

            (h) if any Mortgage Loans to be pledged hereunder were acquired by the Borrowers, such Mortgage Loans shall conform to the Underwriting Guidelines or the Lender shall have received Underwriting Guidelines for such Mortgage Loans acceptable to the Lender in its reasonable discretion;

            (i) the Lender shall have received all information requested from the Borrowers relating to Interest Rate Protection Agreements pursuant to
Section 7.24, and the Lender shall have reasonably determined that such Interest Rate Protection Agreements adequately protect the Borrowers from interest rate fluctuations;

            (j) the Lender shall have received, no later than 10:00 a.m. three
(3) days prior to the requested Funding Date, an Instruction Letter, executed by the applicable Borrower, with the related Servicing Agreement (as defined in Section 10.15(c)) attached thereto, which such Servicing Agreement shall be in form and substance acceptable to Lender;

            (k) the following documents shall have been delivered to the Lender with respect to the Pledged Securities: (i) the original documents described in Sections 4.01(e) and (f) hereof, (ii) a copy of the executed Pooling and Servicing Agreement governing the Pledged Securities and/or any supplements thereto, each certified by Aames Capital or the Trustee or master servicer under such Pooling and Servicing Agreement as a true, correct and complete copy of the original, and all ancillary documents required to be delivered to the certificateholders under such Pooling and Servicing Agreement, and (iii) copies of distribution statements delivered by the Trustee for two months prior to the month in which the related Request for Borrowing is made, if any, certified by the applicable servicer or master servicer as true and correct; and

            (l) with respect to making any Tranche A Advances or Tranche C Advances, if at any time after the Effective Date, either Borrower shall have materially amended or modified its Underwriting Guidelines, such Borrower shall have delivered to the Lender a complete copy of such amended or modified Underwriting Guidelines and the Lender shall have consented in writing to such material amendment or modification.

Each request for a borrowing by either Borrower hereunder shall constitute a certification by such Borrower to the effect set forth in this Section (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

            Notwithstanding any other terms and conditions of this Warehouse Agreement, Aames Funding shall not be required to satisfy any conditions precedent other than those provided in Section 5.01(a), 5.01(b)(i) and 5.01(b)(ii) until such date as Aames Funding shall request an Advance hereunder, at which time it shall be a condition precedent to the Lender making such Advance that Aames Funding shall have satisfied all conditions provided herein.

            Section 6. Representations and Warranties. The Borrowers represent and warrant to the Lender that throughout the term of this Warehouse Agreement:

            6.01 Existence. The Borrowers (a) are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) have all requisite corporate or other power, and have all governmental licenses, authorizations, consents and approvals, necessary to own their assets and carry on their business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on their property, business or financial condition, or prospects; and (c) are qualified to do business and are in good standing in all other jurisdictions in which the nature of the business conducted by either Borrower makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its property, business or financial condition, or prospects and (d) are in compliance in all material respect with all Requirements of Law.


            6.02 Financial Condition. The Guarantor has heretofore furnished to the Lender a copy of its Annual Report on Form 10-K which includes audited consolidated financial statements at and for the fiscal year ended June 30, 1999 with the opinion thereon of Ernst & Young LLP. All such financial statements are materially complete and correct and fairly present the consolidated financial condition of the Guarantor and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. The Guarantor has heretofore furnished to the Lender a copy of its Quarterly Report on Form 10-Q which includes unaudited consolidated financial statements at and for the fiscal quarter ended September 30, 1999. All such financial statements are materially complete and correct and fairly present the consolidated financial condition of the Guarantor and its Subsidiaries and the consolidated results of their operations for the fiscal quarter ended on said date, all in accordance with GAAP applied on a consistent basis.

            6.03 Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against either Borrower or any of its Subsidiaries or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a material adverse effect on the property, business or financial condition, or prospects of such Borrower or (ii) which questions the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby and there is a reasonable likelihood of a materially adverse effect or decision.

            6.04 No Breach. Neither (a) the execution and delivery of the Loan Documents or (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of the either Borrower, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which such Borrower, or any of its Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Warehouse Agreement) result in the creation or imposition of any Lien upon any property of either Borrower or any of its Subsidiaries, pursuant to the terms of any such agreement or instrument.

            6.05 Action. Each Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by such Borrower of each of the Loan Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation such the Borrower, enforceable against such Borrower in accordance with its terms.

            6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by either Borrower of the Loan Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Warehouse Agreement.

            6.07 Margin Regulations. Neither the making of any Advance hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

            6.08 Taxes. Each Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of such Borrower, adequate.

            6.09 Investment Company Act. Neither Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither Borrowers is subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.

            6.10 No Legal Bar. The execution, delivery and performance of this Warehouse Agreement and the Note, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of either Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

            6.11 No Default. Neither Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            6.12 Collateral; Collateral Security. (a) Neither Borrower has assigned, pledged, nor otherwise conveyed or encumbered any Collateral to any other Person, and immediately prior to the pledge of any such Collateral, such Borrower was the sole owner of such Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder and no Person other than such Borrower has any Lien on any Collateral.

            (b) All of the Pledged Securities have been validly issued, and are fully paid and non-assessable, and the Pledged Securities have been offered, issued and sold in compliance with all applicable laws. There are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance, in connection with the Pledged Securities; there are no agreements on the part of Aames Capital to issue, sell or distribute the Pledged Securities; and Aames Capital has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Pledged Securities. Aames Capital has not executed any call rights with respect to the Pledged Securities.

            (c) The provisions of this Warehouse Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of the Borrowers in, to and under the Collateral.

            (d) Upon receipt by the Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of the applicable Borrower, the Lender shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in such Borrower's interest in the related Mortgaged Property.

            (e) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the applicable Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on
Schedule 3 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of such Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

            6.13 Chief Executive Office; Chief Operating Office. The Borrowers' chief executive office and chief operating office on the Effective Date is located, and for the four months immediately preceding the date hereof has been located, at 350 South Grand Avenue, Los Angeles, California 90071.

            6.14 Location of Books and Records. The location where the Borrowers keeps their books and records including all computer tapes and records relating to the Collateral is their chief executive office or chief operating office or the offices of the Custodian.

            6.15 Ownership by Aames Capital of the Pledged Securities. Aames Capital owns beneficially and of record all of the Pledged Securities.

            6.16 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules, other than interim financial statements, furnished in writing by or on behalf of the Borrowers to the Lender in connection with the negotiation, preparation or delivery of this Warehouse Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not, contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The September 30, 1999 Form 10-Q and financial statements contained therein do not, as of the date of their filing, contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Borrowers to the Lender in connection with this Warehouse Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

            6.17 Tangible Net Worth; Liquidity. Aames Capital's Tangible Net Worth is not less than $365,000,000 and Aames Capital has cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse facilities in an amount not less than $1,000,000.

            6.18 ERISA. Each Plan to which the each Borrower or its Subsidiaries make direct contributions, and, to the knowledge of such Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which such Borrower would be under an obligation to furnish a report to the Lender under Section 7.01(d) hereof.

            6.19 Licenses. The Lender will not be required solely as a result of financing or taking a pledge of the Collateral to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it is not currently so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

            6.20 Relevant States. Schedule 4 sets forth all of the states or other jurisdictions (the "Relevant States") in which the Qualified Originators originate Mortgage Loans in their own names or through brokers on the date of this Warehouse Agreement.

            6.21 True Sales. Any and all interest of a Qualified Originator in, to and under any Mortgage funded in the name of or acquired by such Qualified Originator has been sold, transferred, conveyed and assigned to the applicable Borrower pursuant to a legal sale and such Qualified Originator retains no interest in such Mortgage Loan.

            6.22 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of either Borrower or any of its Subsidiaries has a Material Adverse Effect.

            6.23 Subsidiaries. All of the Subsidiaries of the Guarantor at the date hereof are listed on Schedule 5 to this Warehouse Agreement.

            6.24 Origination and Acquisition of Mortgage Loans. The Mortgage Loans were originated or acquired by the Borrowers, and the origination and collection practices used by the Borrowers or Qualified Originator, as applicable, with respect to the Mortgage Loans have been, in all material respects legal, proper, prudent and customary in the residential mortgage loan servicing business, and in accordance with the Underwriting Guidelines. With respect to Mortgage Loans acquired by the Borrowers, all such Mortgage Loans are in conformity with the Underwriting Guidelines. Each of the Mortgage Loans complies with the representations and warranties listed in Schedule 1 hereto.

            6.25 No Adverse Selection. The Borrowers used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable Mortgage Loans owned by the Borrowers.

            6.26 Borrowers Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Advance, the fair value of the assets of each Borrower is greater than the fair value of the liability (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of such Borrower in accordance with GAAP) of such Borrower and such Borrower is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Each Borrower does not intend to incur, or believe that it has incurred, debt beyond its ability to pay such debts as they mature. Neither Borrower is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Borrower or any of its assets. Neither Borrower is transferring any Collateral with any intent to hinder, delay or defraud any of its creditors.

            6.27 Representations as to each Pooling and Servicing Agreement. Other than any servicer termination events, no event of default has occurred and is continuing under any Governing Agreement. There has been no notice from the Trustee of any intent to terminate the Aames Capital's servicing rights.

            Section 7. Covenants of the Borrowers. The Borrowers covenant and agree with the Lender that, so long as any Advance is outstanding and until payment in full of all Secured Obligations:

            7.01 Financial Statements. The Borrowers shall, and shall cause the Guarantor to, deliver to the Lender:

            (a) (1) within 30 days after the end of each month, the consolidated balance sheets of such Loan Party as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows for such Loan Party and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the applicable Loan Party, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Loan Party and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments);

            (ii) within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of such Loan Party, the consolidated balance sheets of such Loan Party as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for such Loan Party and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of such Loan Party, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Loan Party and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

            (b) within 90 days after the end of each fiscal year of such Loan Party, the consolidated balance sheets of such Loan Party and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such Loan Party and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Loan Party and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

            (c) from time to time such other information regarding the financial condition, operations, or business of such Loan Party as the Lender may reasonably request; and

            (d) as soon as reasonably possible, and in any event within thirty
(30) days after a Responsible Officer knows, or with respect to any Plan or Multiemployer Plan to which each Borrower or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of such Borrower setting forth details respecting such event or condition and the action, if any, that such Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Borrower or an ERISA Affiliate with respect to such event or condition):

            (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

            (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by such Borrower or an ERISA Affiliate to terminate any Plan;

            (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by such Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

            (iv) the complete or partial withdrawal from a Multiemployer Plan by such Borrower or any ERISA Affiliate that results in liability under
      Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by such Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
      Section 4041A of ERISA;

            (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against such Borrower or any ERISA Affiliate to enforce
      Section 515 of ERISA, which proceeding is not dismissed within 30 days;
      and

            (vi) the adoption of an amendment to any Plan that, pursuant to
      Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if such Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

Each Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of such Borrower to the effect that, to the best of such Responsible Officer's knowledge, such Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Warehouse Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action such Borrower has taken or proposes to take with respect thereto).

            7.02 Litigation. Each Borrower will promptly, and in any event within 7 days after service process on any of the following, give to the Lender notice of all legal or arbitrable proceedings affecting such Borrower or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the Loan Documents or as to which there is a reasonable likelihood of adverse determination which would result in a Material Adverse Effect.

            7.03 Existence, Etc. Each of the Borrowers, their Subsidiaries and the Qualified Originators will:

            (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (other than Subsidiaries which are not material to the business of the Borrowers);

            (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

            (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

            (d) not move its chief executive office or chief operating office from the addresses referred to in Section 6.13 unless it shall have provided the Lender 30 days prior written notice of such change (other than Subsidiaries which are not material to the business of the Borrowers);

            (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

            (f) permit representatives of the Lender, during normal business hours upon three (3) Business Days' prior written notice at a mutually desirable time, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

            7.04 Prohibition of Fundamental Changes. Neither Borrower shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that such Borrower may merge or consolidate with (a) any wholly owned subsidiary of such Borrower, or (b) any other Person if such Borrower is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

            7.05 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrowers shall cure same in accordance with
Section 2.06 hereof.

            7.06 Notices. The Borrowers shall give notice to the Lender promptly:

            (a) upon either Borrower becoming aware of, and in any event within one (1) Business Day after, the occurrence of any Default or Event of Default or any material event of default or default under any other material agreement of such Borrower which has not been waived or cured;

            (b) upon, and in any event within three (3) Business Days after, service of process on either Borrower or any of its Subsidiaries, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting such Borrower or any of its Subsidiaries (i) that questions or challenges the validity or enforceability of any of the Loan Documents or (ii) in which the amount in controversy exceeds $1,000,000;

            (c) upon either Borrower becoming aware of any default related to any Collateral which would reasonably be expected to have a Material Adverse Effect and any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;

            (d) upon either Borrower becoming aware during the normal course of its business that the Mortgaged Property in respect of any Mortgage Loan or Mortgage Loans with an aggregate unpaid principal balance of at least $1,000,000 has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the Collateral Value of such Mortgage Loan;

            (e) upon the entry of a judgment or decree in an amount in excess of $1,000,000;

            (f) upon either Borrower becoming aware of any event or circumstance which, with notice or the passage of time, could result in a Material Adverse Effect.

Each notice pursuant to this Section 7.06 (other than 7.06(e)) shall be accompanied by a statement of a Responsible Officer of the applicable Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower has taken or proposes to take with respect thereto.

            7.07 Servicing. Except as provided in Section 10.15(c), the Borrowers shall not permit any Person other than the Borrowers to service Mortgage Loans without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

            7.08 Underwriting Guidelines. In the event that either Borrower makes any amendment or modification to the Underwriting Guidelines, such Borrower shall promptly deliver to the Lender a complete copy of the amended or modified Underwriting Guidelines.

            7.09 Lines of Business. Neither Borrower will engage to any substantial extent in any line or lines of business activity other than the businesses generally carried on by it as of the Effective Date.

            7.10 Transactions with Affiliates. Neither Borrower will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) pursuant to such Borrower's executive loan program as approved from time to time by its Board of Directors or (ii)(a) otherwise permitted under this Warehouse Agreement, (b) in the ordinary course of such

Borrower's business and (c) upon fair and reasonable terms no less favorable to such Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.10 to any Affiliate.

            7.11 Application of Funding. The Borrowers will use the funding hereunder solely to originate, fund, and purchase Mortgage Loans for the purpose of (a) pooling such Mortgage Loans prior to securitization, or (b) sale, in each case in the ordinary course of business.

            7.12 Limitation on Liens. Neither Borrower will, nor will it permit or allow others to, create, incur or permit to exist any Lien, security interest or claim on or to any of the Collateral. The Borrowers will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Warehouse Agreement, and the Borrowers will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

            7.13 Limitation on Sale of Assets. The Borrowers shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, "Transfer"), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to Transfer substantially all of its assets to any Person; provided, that either Borrower may after prior written notice to the Lender allow such action with respect to any Subsidiary which is not a material part of the Borrower's overall business operations.

            7.14 Limitation on Distributions. Except as required by the Senior
Note Indenture, without the Lender's consent, Aames Capital shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock or senior or subordinate debt of Aames Capital, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Aames Capital, provided, however, nothing herein shall restrict the ability of Aames Capital to pay dividends to the Guarantor.

            7.15 Maintenance of Liquidity. Aames Capital has cash, Cash Equivalents and available borrowing capacity under committed warehouse facilities equal to $1,000,000.

            7.16 Maintenance of Tangible Net Worth. The Tangible Net Worth of Aames Capital shall be $365,000,000 at all times during the term of this Warehouse Agreement.

            7.17 Committed Warehouse Facilities. Aames Capital at all times has
(a) available capacity under committed revolving facilities, other than the Lender's committed revolving facility, greater than or equal to $100,000,000, and (b) committed wet funding revolving facilities that provide funding in the aggregate of at least $35,000,000.

            7.18 [Intentionally Omitted]

            7.19 Servicing Transmission. The Borrowers shall provide to the Lender no later than 11:00 a.m. eastern time two Business Days prior to each Payment Date (or such other day requested by Lender) (i) the Servicing Transmission, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced hereunder by Aames Capital which were funded prior to the first day of the current month, summarizing Aames Capital's delinquency and loss experience with respect to Mortgage Loans serviced by Aames Capital (including, in the case of the Mortgage Loans, the following categories: current, 30-59, 60-89 and 90+) and (ii) any other information reasonably requested by the Lender with respect to the Mortgage Loans.

            7.20 No Amendment or Waiver. Neither Borrower will, nor will it permit or allow others to amend, modify, terminate or waive any provision of any Mortgage Loan to which such Borrower is a party in any manner which shall reasonably be expected to materially and adversely affect the value of such Mortgage Loan as Collateral.

            7.21 Maintenance of Property; Insurance. The Borrowers shall (a) keep all property useful and necessary in its business in good working order and condition; and

            (b) maintain errors and omissions insurance and/or mortgage impairment insurance and blanket bond coverage in such amounts as are in effect on the Effective Date (as disclosed to Lender in writing) and shall not reduce such coverage without the written consent of the Lender, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

            7.22 Further Identification of Collateral. The Borrowers will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender or any Lender may reasonably request, all in reasonable detail.

            7.23 Mortgage Loan Determined to be Defective. Upon discovery by the Borrowers or the Lender of any breach of any representation or warranty listed on Schedule 1 hereto applicable to any Mortgage Loan, the party discovering such breach shall promptly give notice of such discovery to the other.

            7.24 Interest Rate Protection Agreements. Upon the Lender's request, the Borrowers shall deliver to the Lender any and all information relating to Interest Rate Protection Agreements.

            7.25 Covenants of the Borrowers with respect to the Collateral. (a) Unless the Trustee is directly providing the Lender with reports issued pursuant to the Governing Agreement, Aames Capital shall promptly deliver to the Lender
(i) any report received by such Borrower pursuant to the Governing Agreement including, without limitation, any trustee's report and any reports delivered to a holder of Pledged Securities; (ii) any notice of transfer of servicing; (iii) all reports sent by Aames Capital to each Trustee under a Governing Agreement, and (iv) any other such document or information as the Lender may reasonably request from time to time with respect to the Pledged Securities.

            (b) The Borrowers shall permit the Lender to inspect its books and records relating to any of the Collateral and other matters relating to the transactions contemplated hereby, upon reasonable prior notice and during normal business hours.

            (c) If the Borrowers shall, as a result of its ownership of the Collateral (other than Mortgage Loans), become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Collateral (other than Mortgage Loans), or otherwise in respect thereof, the Borrowers shall accept the same as the Lender's agent, hold the same in trust for the Lender and deliver the same forthwith to the Lender in the exact form received, duly indorsed by the applicable Borrower to the Lender, if required, together with an undated bond power covering such certificate duly executed in blank and with, if the Lender so requests, signature guaranteed, to be held by the Lender hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Collateral (other than Mortgage Loans) shall be received by either Borrower, such Borrower shall, until such money or property is paid or delivered to the Lender as required hereunder, hold such money or property in trust for the Lender, segregated from other funds of such Borrower, as additional collateral security for the Obligations.

            (d) At any time and from time to time, upon the written request of Lender, and at the sole expense of the Borrowers, the Borrowers will promptly and duly execute and deliver such further instruments and documents and take such further actions as Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Warehouse Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument (including any certificated security or promissory note) or chattel paper (in each case as defined in the Uniform Commercial Code), such instrument or chattel paper shall be immediately delivered to Lender, duly endorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Warehouse Agreement. Prior to such delivery, the Borrowers shall hold all such instruments or chattel paper in trust for Lender, and shall not commingle any of the foregoing with any assets of the Borrowers.

            (e) The Borrowers shall pay, and save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Warehouse Agreement.

            7.26 Computer Systems. Each Borrower shall maintain its System in a manner that permits the Borrower to be Year 2000 Compliant.

            7.27 Certificate of a Responsible Officer of each Borrower. At the time that each Borrower delivered financial statements to the Lender in accordance with Section 7.01 hereof, such Borrower shall, and shall cause the Guarantor to, forward to the Lender a certificate of a Responsible Officer of such Borrower which demonstrates that such Borrower or the Guarantor, as applicable, is in compliance with the covenants set forth in Sections 7.15, 7.16 and 7.17.

            7.28 Deposit of Collections. Upon the request of the Lender, after the occurrence of a Default, the Borrowers shall deposit all Collections received on account of the Collateral into one or more segregated accounts holding exclusively proceeds received with respect to the Collateral for the sole benefit of the Lender. The Borrowers shall remit all Collections received by the Borrowers to the Lender no later than the next Payment Date, accompanied by a report with sufficient detail to enable the Lender to appropriately identify the Collateral to which any amount remitted applies. The Lender shall apply all amounts so remitted in accordance with the provisions set forth in
Section 3.05 hereof.

            7.29 Fees. Aames Capital shall pay the Lender such fees are set forth in the Fee Agreement within two (2) Business Days of the Effective Date.

            7.30 Servicing Rights; Call Rights. Aames Capital shall not (a) other than as a result of a servicer termination event under the related Governing Agreement, transfer, convey, pledge, assign, mortgage or otherwise permit a Lien to exist on any servicing rights under any of the Governing Agreements relating to the Pledged Securities, nor (b) exercise any of its call rights pursuant to such Governing Agreements relating to the Pledged Securities, in either case of clause (a) or (b), without the consent of the Lender.

            Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

            (a) either Borrower shall default in the payment of any principal of or interest on any Advance (whether at stated maturity, upon acceleration or at mandatory prepayment) or the Guarantor shall default in the payment of any amount required to be paid by it under the Guaranty; or

            (b) any Loan Party shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for three Business Days; or

            (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by either Borrower or the Guarantor or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1 which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans; unless such Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made); or

            (d) Aames Capital shall (or, if there are any outstanding Tranche C Advances outstanding, Aames Funding shall) fail to comply with the requirements of any of Sections 7.03, 7.04, 7.05, 7.06, 7.09, 7.10, 7.11, 7.12, 7.13, 7.14,
7.15, 7.16, 7.17, 7.22, 7.25 or 7.30 hereof or the Guarantor shall fail to comply with the requirements of Section 3(b) of the Guaranty; or either Borrower shall otherwise fail to observe or perform any other agreement contained in this Warehouse Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days; or

            (e) a final judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate (to the extent that it is, in the reasonable determination of the Lender, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against either Borrower or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and such Borrower or any such Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (f) any Loan Party or any of its Affiliates shall admit in writing its inability to pay its debts as such debts become due; or

            (g) any Loan Party or any of its Affiliates shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

            (h) a proceeding or case shall be commenced, without the application or consent of any Loan Party or any of its Affiliates, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Loan Party or any such Affiliate or of all or any substantial part of its property, or (iii) similar relief in respect of such Loan Party or any such Affiliate under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such Loan Party or any such Affiliate shall be entered in an involuntary case under the Bankruptcy Code; or

            (i) the Custodial Agreement or any Loan Document shall for whatever reason (including an event of default thereunder) be terminated or the lien on the Collateral created by this Warehouse Agreement or either Borrower's material obligations hereunder shall cease to be in full force and effect, or the enforceability thereof shall be contested by either Borrower; or

            (j) any material adverse change in the Properties, business or financial condition, or prospects of any Loan Party or any of its Affiliates or any Qualified Originator, in each case as determined by the Lender in its sole discretion, or the existence of any other condition which, in the Lender's sole discretion, constitutes a material impairment of either Borrower's ability to perform its obligations under this Warehouse Agreement, the Note or any other Loan Document or the ability of any Affiliate of such Borrower to perform its obligations under any agreement between such Affiliate and the Lender or an Affiliate of the Lender; or

            (k) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (l) the Guarantor shall own less than 100% of the outstanding capital stock of the Borrowers; or

            (m) either Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender; or

            (n) either Borrower or any of its Affiliates shall default under, or fail to perform as requested under, or shall otherwise materially breach the terms of any instrument, agreement or contract between such Borrower or any of such Borrower's Affiliates, on the one hand, and Lender or any of Lender's Affiliates, on the other hand; or

            (o) any Loan Party or its Affiliates shall default under or be subject to any acceleration provision of any material agreement to which the such Loan Party or Affiliate is a party and, as a consequence of such default, such Loan Party's or Affiliates' monetary obligations thereunder which shall equal $5,000,000 or more shall have been accelerated; or

            (p) the Lender shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of any Loan Party and such information and/or responses shall not have been provided within three Business Days of such request; or

            (q) there shall have occurred a Scheduled Amortization Deviation which shall have not been cured within 15 Business Days following the occurrence thereof; or

            (r) at any time after the occurrence of a Scheduled Amortization Deviation the outstanding Tranche B Advances shall exceed the Scheduled Amortization Balance required at such time; or

            (s) The discovery by the Lender after the date hereof of a condition or event which existed at or prior to the execution hereof which has not been previously publicly disclosed by Aames Capital or the Guarantor or of which the Lender did not have actual knowledge on the date hereof and which the Lender, in its sole reasonable discretion, determines materially and adversely affects: (i) the condition (financial or otherwise) of either Borrower, its Subsidiaries or Affiliates; or (ii) the ability of either Borrower to fulfill its respective obligations under this Agreement.

            8.02 Remedies Upon Default. (a) If an Event of Default shall have occurred and be continuing, at any time at the Lender's election, the Lender may apply all or any part of the Proceeds of the Collateral (other than Initial Haircut Collateral), including any Tranche A Collections and Tranche C Collections, in the payment of the Secured Obligations in the following order of priority:

            (i) FIRST, to the payment of all reasonable costs and expenses incurred by the Lender in connection with this Warehouse Agreement, the Note, any other Loan Document or any of the Obligations, including, without limitation, all court costs and the reasonable costs or expenses incurred in connection with the exercise by the Lender of any right or remedy under this Warehouse Agreement, the Note or any other Loan Document;

            (ii) SECOND, to the satisfaction of all other Secured Obligations;
      and

            (iii) THIRD, any excess to the Borrower or any other Person as directed by the Borrower in writing.

            (b) If an Event of Default shall have occurred and be continuing, at any time at the Lender's election, the Lender may apply all or any part of the Proceeds of Initial Haircut Collateral, including any Tranche B Collections, in the payment of the Secured Obligations in the following order of priority:

            (i) FIRST, to the payment of all reasonable costs and expenses incurred by the Lender in connection with this Warehouse Agreement, the Note, any other Loan Document or any of the Obligations, including, without limitation, all court costs and the reasonable costs or expenses incurred in connection with the exercise by the Lender of any right or remedy under this Warehouse Agreement, the Note or any other Loan Document;

            (ii) SECOND, to the satisfaction of all other Secured Obligations with respect to the Tranche B Advances; and

            (iii) THIRD, to the reimbursement of amounts paid by a guarantor to the Lender (other than the Guarantor) on any Guarantee with respect to this Warehouse Agreement;

            (iv) FOURTH, to the satisfaction of any unpaid Secured Obligations; and

            (v) FIFTH, any excess to the Borrowers or any other Person as directed by the Borrower in writing.

            (c) Upon the occurrence of one or more Events of Default (subject to the expiration of the applicable cure period contained therein) other than those referred to in Section 8(g) or (h), the Lender may immediately declare the principal amount of the Advances then outstanding under the Note to be immediately due and payable, together with all interest thereon and reasonable fees and out-of-pocket expenses accruing under this Warehouse Agreement; provided that upon the occurrence of an Event of Default referred to in Sections 8(g) or (h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers and may thereupon exercise any remedies available to it at law and pursuant to the Loan Documents. An Event of Default shall be deemed to be continuing unless expressly waived by the Lender in writing.

            (d) Upon the occurrence of one or more Events of Default, the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrowers relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrowers or any third party acting for the Borrowers and the Borrowers shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrowers contained in this Warehouse Agreement and to become Servicer under the applicable Governing Agreement.

            Section 9. No Duty on Lender's Part. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrowers for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

            Section 10. Miscellaneous.

            10.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            10.02 Notices. Except as otherwise expressly permitted by this Warehouse Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Warehouse Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Warehouse Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            10.03 Indemnification and Expenses. (a) The Borrowers and the Guarantor agree to hold the Lender harmless from and indemnify the Lender against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against the Lender, relating to or arising out of, this Warehouse Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Warehouse Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Lender in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Borrowers will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrowers of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrowers. The Borrowers also agree to reimburse the Lender as and when billed by the Lender for all the Lender's reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Warehouse Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrowers hereby acknowledge that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrowers under the
Note is a recourse obligation of the Borrowers.

            (b) The Borrowers agree to pay as and when billed by the Lender all of the out-of pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Warehouse Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrowers agree to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of counsel to the Lender in connection with the execution of this Warehouse Agreement, (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Warehouse Agreement, including, but not limited to, those costs and expenses incurred by the Lender pursuant to Sections 10.03(a), 10.14 and 10.16 hereof other than any costs and expenses incurred in connection with the Lender's rehypothication of the Mortgage Loans prior to an

Event of Default and (iii) initial and ongoing fees and expenses incurred by the Custodian in connection with the performance of its duties under the Custodial Agreement.

            10.04 Amendments. Except as otherwise expressly provided in this Warehouse Agreement, any provision of this Warehouse Agreement may be modified or supplemented only by an instrument in writing signed by the Borrowers and the Lender and any provision of this Warehouse Agreement may be waived by the Lender.

            10.05 Successors and Assigns. This Warehouse Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            10.06 Survival. The obligations of the Borrowers under Sections 3.03 and 10.03 hereof shall survive the repayment of the Advances and the termination of this Warehouse Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

            10.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Warehouse Agreement.

            10.08 Counterparts. This Warehouse Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Warehouse Agreement by signing any such counterpart.

            10.09 Warehouse Agreement Constitutes Security Agreement; Governing Law. This Warehouse Agreement shall be governed by New York law without reference to choice of law doctrine (but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Warehouse Agreement), and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

            10.10 SUBMISSION TO JURISDICTION; WAIVERS. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS WAREHOUSE AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            10.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WAREHOUSE AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            10.12 Acknowledgments. Each Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Warehouse Agreement, the Note and the other Loan Documents to which it is a party;

            (b) the Lender has no fiduciary relationship to such Borrower, and the relationship between such Borrower and the Lender is solely that of debtor and creditor; and

            (c) no joint venture exists among or between the Lender and such Borrower.

            10.13 Hypothecation or Pledge of Collateral. The Lender shall have free and unrestricted use of all Collateral and nothing in this Warehouse Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Warehouse Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrowers.

            10.14 Assignments; Participations. (a) Each Borrower may assign any of its rights or obligations hereunder or under the Note with the prior written consent of the Lender which consent shall not be unreasonably withheld. The Lender may assign or transfer to any bank or other financial institution that makes or invests in loans or any Affiliate of the Lender all or any of its rights or obligations under this Warehouse Agreement and the other Loan Documents.

            (b) The Lender may, in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating interests in any Advance, the Note, its commitment to make Advances, or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Warehouse Agreement to the Borrowers shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Warehouse Agreement and the other Loan Documents, and the Borrowers and the Lender shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Warehouse Agreement and the other Loan Documents. The Borrowers agree that if amounts outstanding under this Warehouse Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Warehouse Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Warehouse Agreement or the Note; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof. The Lender also agrees that each Participant shall be entitled to the benefits of Sections 2.07 and 10.03 with respect to its participation in the Advances outstanding from time to time; provided, that the Lender and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Lender would have been entitled to receive had no such transfer occurred.

            (c) The Lender may furnish any information concerning the Borrowers or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) only after notifying the Borrowers in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit I) and only for the sole purpose of evaluating participations and for no other purpose.

            (d) The Borrowers agree to cooperate with the Lender in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Warehouse Agreement and the other Loan Documents in order to give effect to such assignment and/or participation. Each Borrower further agrees to furnish to any Participant identified by the Lender to the Borrower copies of all reports and certificates to be delivered by such Borrower to the Lender hereunder, as and when delivered to the Lender.

            10.15 Servicing. (a) The Borrowers covenant to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with Accepted Servicing Practices. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, or (ii) the date on which all the Secured Obligations have been paid in full, or (iii) the transfer of servicing to any entity approved by the Lender.

            (b) During the period the each Borrower is servicing the Mortgage Loans, (i) such Borrower agrees that Lender has a first priority perfected security interest in all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records or rights relating to or evidencing the servicing of such Mortgage Loans (the "Servicing Records"), and (ii) such Borrower grants the Lender a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of such Borrower or its designee to service in conformity with this Section and any other obligation of such Borrower to the Lender. The Borrowers covenant to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request. It is understood and agreed by the parties that prior to an Event of Default, the Borrowers shall retain the servicing fees with respect to the Mortgage Loans.

            (c) If the Mortgage Loans are serviced by any other third party servicer (such third party servicer, the "Subservicer"), the applicable Borrower shall provide a copy of the related servicing agreement with a properly executed Instruction Letter to the Lender at least three (3) Business Days prior to the applicable Funding Date or the date on which the Subservicer shall begin subservicing the Mortgage Loans, which shall be in the form and substance acceptable to Lender (the "Servicing Agreement") and shall have obtained the written consent of the Lender for such Subservicer to subservice the Mortgage Loans. Initially, the Subservicer shall be Aames Funding.

            (d) The Borrowers agree that upon the occurrence of an Event of Default, the Lender may terminate the Borrowers in their capacity as servicer and terminate any Servicing Agreement and transfer such servicing to the Lender or its designee, at no cost or expense to the Lender. In addition, each Borrower shall provide to the Lender an Instruction Letter from such Borrower to the effect that upon the occurrence of an Event of Default, the Lender may terminate any Subservicer or Servicing Agreement and direct that collections with respect to the Mortgage Loans be remitted in accordance with the Lender's instructions. The Borrowers agree to cooperate with the Lender in connection with the transfer of servicing.

            (e) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, the Borrowers will have no right to modify or alter the terms of the Mortgage Loan or consent to the modification or alteration of the terms of any Mortgage Loan, and the Borrowers will have no obligation or right to repossess any Mortgage Loan or substitute another Mortgage Loan, except as provided in any Custodial Agreement.

            (f) The Borrowers shall permit the Lender to inspect upon reasonable prior written notice (which shall be no more than five (5) Business Days prior to such date) at a mutually convenient time, the Borrowers' or their Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Lender that the Borrowers or their Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Warehouse Agreement. In addition, with respect to any Subservicer which is not an Affiliate of either Borrower, the applicable Borrower shall use its best efforts to enable the Lender to inspect the servicing facilities of such Subservicer.

            10.16 Periodic Due Diligence Review. The Borrowers acknowledge that the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Borrower agrees that upon reasonable (but no less than one (1) Business Day's) prior notice to such Borrower, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of such Borrower and/or the Custodian. The Borrowers also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the each Borrower acknowledges that the Lender shall make Advances to the Borrowers based solely upon the information provided by the Borrowers to the Lender in the Mortgage Loan Data Transmission and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Advance, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Lender may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of such Borrower. In addition, the Lender has the right to perform continuing Due Diligence Reviews of each Borrower and its Affiliates, directors, officers, employees and significant shareholders. The Borrowers and Lender further agree that all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 10.16 shall be paid for as agreed by such parties.

            10.17 Effect of Payment Under Guarantee. To the extent the Lender receives a payment under a Guarantee related to this Warehouse Agreement, the Lender shall use the amount of such payment solely for purposes determining the existence of an Event of Default by applying such payment against the outstanding principal balance of the Tranche B Advances and the Scheduled Amortization Balance. The parties agree that the foregoing is for purposes of calculation only and shall not constitute payment, release discharge or satisfaction of the Aames Capital's obligations under this Warehouse Agreement.

            10.18 Set-Off. In addition to any rights and remedies of the Lender provided by this Warehouse Agreement and by law, the Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrowers. The Lender agrees promptly to notify the Borrowers after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

            10.19 Intent. The parties recognize that each Advance is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

            10.20 Joint and Several Liability. Each Borrower hereby acknowledges and agrees that such Borrower shall be jointly and severally liable for all representations, warrants, covenants, obligations and indemnities of the Borrowers hereunder.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Warehouse Agreement to be duly executed and delivered as of the day and year first above written.

                              BORROWER

                              AAMES CAPITAL CORPORATION


                              By:_________________________________
                              Name:
                              Title:

                              Address for Notices:

                              350 South Grand Avenue
                              Los Angeles, California 90071
                              Attention: Chief Financial Officer
                              Telecopier No.: (323) 210-5551
                              Telephone No.: (323) 210-5276

                              With a copy to:

                              Attention: Vice President/Treasury
                              Telecopier No.: (323) 210-5036
                              Telephone No.: (323) 210-5036

                              With a copy to:

                              Attention: General Counsel
                              Telecopier No.: (323) 210-5026
                              Telephone No.: (323) 210-4871

                              BORROWER

                              AAMES FUNDING CORPORATION


                              By:_________________________________
                              Name:
                              Title:

                              Address for Notices:

                              350 South Grand Avenue
                              Los Angeles, California 90071
                              Attention: Chief Financial Officer
                              Telecopier No.: (323) 210-5551
                              Telephone No.: (323) 210-5276

                              With a copy to:

                              Attention: Vice President/Treasury
                              Telecopier No.: (323) 210-5036
                              Telephone No.: (323) 210-5036

                              With a copy to:

                              Attention: General Counsel
                              Telecopier No.: (323) 210-5026
                              Telephone No.: (323) 210-4871

                              LENDER

                              GREENWICH CAPITAL FINANCIAL
                                 PRODUCTS, INC.


                              By:_________________________________
                              Name:
                              Title:

                              Address for Notices:

                              600 Steamboat Road
                              Greenwich, Connecticut 06830
                              Attention: John Anderson
                              Telecopier No.: (203) 618-2135
                              Telephone No.: (203) 625-7941

                              With a copy to:

                              Attention:  General Counsel
                              Telecopier No.: (203) 618-2132
                              Telephone No.: (203) 625-2700

                                                                      Schedule 1

               REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

                             Eligible Mortgage Loans

            As to each Mortgage Loan that forms part of the Collateral hereunder (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), each Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral Value is determined:

            (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Data Transmission with respect to the Mortgage Loan is complete, true and correct in all material respects.

            (b) Payments Current. The Mortgagor has made its first Monthly Payment within forty-five days of the related Due Date.

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither the Borrower nor the Qualified Originator from which the Borrower acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of the Lender, and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the title insurance policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule.

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.

            (f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by the Borrower as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each First Lien Mortgage Loan or (B) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the First Lien Mortgage Loan and the outstanding principal balance of the Second Lien Mortgage Loan, (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the Borrower, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days' prior written notice to the mortgagee. No such notice has been received by the Borrower. All premiums due and owing on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Borrower has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower.

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Borrower shall maintain or shall cause its agent to maintain in its possession, available for the inspection of the Lender, and shall deliver to the Lender, upon two Business Days' request, evidence of compliance with all such requirements.

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole-or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission other than in the case of a release of a portion of the land comprising a Mortgaged Property or a release of a blanket Mortgage which release will not cause the Mortgage Loan to fail to satisfy the Underwriting Guidelines. The Borrower has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Borrower waived any default resulting from any action or inaction by the Mortgagor.

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable FNMA and FHLMC requirements regarding such dwellings, that a de minimus percentage of the Mortgage Loans may be Cooperative Loans subject to a land trust and that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes.

            (j) Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien (as reflected on the Mortgage Loan Data Transmission), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien (as reflected on the Mortgage Loan Data Transmission), in either case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing and with respect to Cooperative Loans, including the Proprietary Lease and the Cooperative Shares. The lien of the Mortgage is subject only to:

            (1) the lien of current real property taxes and assessments not yet due and payable;

            (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the Lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

            (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

            (4) with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Data Transmission) a First Lien on the Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien (as reflected on the Mortgage Loan Data Transmission), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Data Transmission), in either case, on the property described therein and the Borrower has full right to pledge and assign the same to the Lender. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken placed on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Borrower has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

            (l) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

            (m) Ownership. The Borrower is the sole owner and holder of the Mortgage Loan. All Mortgage Loans acquired by the Borrower from third parties (including affiliates) were acquired in a true and legal sale pursuant to which such third party sold, transferred, conveyed and assigned to the Borrower all of its right, title and interest in, to and under such Mortgage Loan and retained no interest in such Mortgage Loan. In connection with such sale, such third party received reasonably equivalent value and fair consideration and, in accordance with GAAP and for federal income tax purposes, reported the sale of such Mortgage Loan to the Borrower as a sale of its interests in such Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Borrower has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan to the Lender free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Mortgage Loan pursuant to this Warehouse Agreement and following the pledge of each Mortgage Loan, the Lender will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Warehouse Agreement.

            (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state or (D) not doing business in such state.

            (o) LTV. As of the date of origination of the Mortgage Loan, the LTV or CLTV (if applicable) are as identified on the Mortgage Loan Data Transmission.

            (p) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA Lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC and each such title insurance policy is issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Borrower, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2), (3) and, with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Data Transmission) clause (4) of paragraph (j) of this Part I of Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such Lender's title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Borrower, its successors and assigns, are the sole insureds of such Lender's title insurance policy, and such Lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Warehouse Agreement. No claims have been made under such Lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the Borrower, has done, by act or omission, anything which would impair the coverage of such Lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower.

            (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Borrower nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Data Transmission) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage.

            (r) No Mechanics' Liens. At origination, there were no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with the lien of the Mortgage.

            (s) Location of Improvements: No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

            (t) Origination: Payment Terms. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Mortgage

Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125 %), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the day set forth in the Mortgage Note in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization. The Due Date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note.

            (u) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (v) Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines. The Mortgage Note and Mortgage are on forms similar to those used by FHLMC or FNMA, or, on such forms, copies of which have been delivered to the Lender, which are customary in the mortgage origination and servicing industry and the Borrower has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

            (w) Occupancy of the Mortgaged Property. As of the Funding Date the Mortgaged Property is either vacant or lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Borrower has not received written notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Borrower has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except as otherwise set forth in the Mortgage Loan Data Transmission, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence.

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or the Lender to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (z) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Borrower or its agent is in possession of a complete, true and materially accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian.

            (aa) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (bb) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

            (cc) No Buydown Provisions: No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Borrower, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

            (dd) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the origination of the Mortgage Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien (as reflected on the Mortgage Loan Data Transmission), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Data Transmission), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            (ee) Mortgaged Property Undamaged. The Mortgaged Property (and with respect to any Cooperative Loan, the Cooperative Unit) is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Borrower has no knowledge of any such proceedings.

            (ff) Collection Practices: Escrow Deposits: Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and the Borrower with respect to the Mortgage Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Data Transmission), all such payments are in the possession of, or under the control of, the Borrower and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Borrower have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

            (gg) Conversion to Fixed Interest Rate. With respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

            (hh) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Borrower or by any officer, director, or employee of the Borrower or any designee of the Borrower or any corporation in which the Borrower or any officer, director, or employee had a financial interest at the time of placement of such insurance.

            (ii) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified the Borrower, and the Borrower has no knowledge, of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940.

            (jj) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Borrower or the Qualified Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

            (kk) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Borrower maintains such statement in the Mortgage File.

            (ll) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

            (mm) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Funding Date (whether or not known to the Borrower on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Borrower, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay.

            (nn) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

            (oo) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Borrower has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

            (pp) Withdrawn Mortgage Loans. If the Mortgage Loan has been released to the Borrower pursuant to a Request for Release as permitted under
Section 5 of the Custodial Agreement, then the promissory note relating to the Mortgage Loan was returned to the Custodian within 10 days (or if such tenth day was not a Business Day, the next succeeding Business Day).

            (qq) No Exception. Other than as noted by the Custodian on the Exception Report; no Material Exception exists (as defined in the Custodial Agreement) with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or the Lender's security interest, granted by the Borrower, in the Mortgage Loan as determined by the Lender in its sole discretion.

            (rr) Qualified Originator. The Mortgage Loan has been originated by, and, if applicable, purchased by the Borrower from, a Qualified Originator. No Mortgage Loan was originated by First Alliance.

            (ss) Mortgage Submitted for Recordation. The Mortgage has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

            (tt) First Lien Consent. With respect to each Mortgage Loan which is a Second Lien, (i) if the related first lien provides for negative amortization, the LTV was calculated at the maximum principal balance of such first lien that could result upon application of such negative amortization feature, and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File.

            (uu) Acceptable Investment. No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property or the Mortgagor, other than the Mortgagor's credit standing, that should reasonably be expected to (i) cause private institutional investors which invest in Mortgage Loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, (ii) cause the Mortgage Loan to be more likely to become past due in comparison to similar Mortgage Loans, or (iii) adversely affect the value or marketability of the Mortgage Loan in comparison to similar Mortgage Loans;

            (vv) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation;

            (ww) Ground Leases. With respect to each ground lease to which the Mortgaged Property is subject (a "Ground Lease"): (i) the Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the Mortgagor enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vii) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; and (ix) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.

            (xx) Value of Mortgage Property. The Borrower has no knowledge of any circumstances existing, other than the Mortgagor's credit standing, that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Mortgage Loan or to cause the Mortgage Loan to prepay during any period materially faster or slower than the Mortgage Loans originated by the Borrower generally; and

            (yy) Section 32 Mortgages; Overages. The Borrower has provided the related Mortgagor with all disclosure materials required by Section 226.32 of the Federal Reserve Board Regulation Z with respect to any Mortgage Loans subject to such Section of the Federal Reserve Board Regulation Z. The Borrower has not made or caused to be made any payment in the nature of an "overage" or "yield spread premium" to a mortgage broker or like Person which has not been fully disclosed to the Mortgagor.

            (zz) Cooperative Loans. With respect to each Cooperative Loan, each original Uniform Commercial Code financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Borrower or its designee establishes in the Borrower a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Borrower has full right to sell and assign the same

                                                                    Schedule 2-A

                     INITIAL SCHEDULED AMORTIZATION BALANCE

                                                                     Scheduled              Targeted
                                                                      Monthly               Tranche B
                                            Expected               Amortization           Amortization
                    Payment                 Monthly                   Amount                 Balance
    Period            Date                Collections                   2A                     2A
-------------------------------------------------------------------------------------------------------
                                                                                            35,000,000
-------------------------------------------------------------------------------------------------------
      1        March 17, 2000               1,805,360              1,066,667                33,933,333
-------------------------------------------------------------------------------------------------------
      2        April 17, 2000               1,750,887              1,066,667                32,866,667
-------------------------------------------------------------------------------------------------------
      3        May 17, 2000                 1,669,232              1,016,667                31,850,000
-------------------------------------------------------------------------------------------------------
      4        June 17, 2000                1,590,399                750,000                31,100,000
-------------------------------------------------------------------------------------------------------
      5        July 17, 2000                6,798,387              2,000,000                29,100,000
-------------------------------------------------------------------------------------------------------
      6        August 17, 2000              2,140,468                811,171                28,288,829
-------------------------------------------------------------------------------------------------------
      7        September 17, 2000           2,137,610                812,703                27,476,126
-------------------------------------------------------------------------------------------------------
      8        October 17, 2000             2,985,423              1,175,775                26,300,351
-------------------------------------------------------------------------------------------------------
      9        November 17, 2000            2,752,102              1,080,595                25,219,756
-------------------------------------------------------------------------------------------------------
      10       December 17, 2000            2,756,036              1,085,925                24,133,831
-------------------------------------------------------------------------------------------------------
      11       January 17, 2001             2,760,348              1,091,435                23,042,396
-------------------------------------------------------------------------------------------------------
      12       February 17, 2001            2,746,288              1,025,087                22,017,309
-------------------------------------------------------------------------------------------------------
      13       March 17, 2001               2,757,982              1,033,031                20,984,278
-------------------------------------------------------------------------------------------------------
      14       April 17, 2001               2,771,605              1,041,772                19,942,506
-------------------------------------------------------------------------------------------------------
      15       May 17, 2001                 2,751,403              1,037,011                18,905,495
-------------------------------------------------------------------------------------------------------
      16       June 17, 2001                2,730,292              1,031,871                17,873,623
-------------------------------------------------------------------------------------------------------
      17       July 17, 2001                2,707,797              1,026,162                16,847,461
-------------------------------------------------------------------------------------------------------
      18       August 17, 2001              2,683,991              1,019,909                15,827,552
-------------------------------------------------------------------------------------------------------
      19       September 17, 2001           2,658,943              1,013,140                14,814,412
-------------------------------------------------------------------------------------------------------
      20       October 17, 2001             2,650,752              1,013,092                13,801,320
-------------------------------------------------------------------------------------------------------
      21       November 17, 2001            2,622,795              1,005,138                12,796,182
-------------------------------------------------------------------------------------------------------
      22       December 17, 2001            2,593,987                996,818                11,799,364
-------------------------------------------------------------------------------------------------------
      23       January 17, 2002             2,563,197                987,678                10,811,686
-------------------------------------------------------------------------------------------------------
      24       February 17, 2002            2,531,624                978,196                 9,833,490
-------------------------------------------------------------------------------------------------------
      25       March 17, 2002                  NA                      NA                            0
-------------------------------------------------------------------------------------------------------

                                                                    Schedule 2-B

                   JUNE 30, 2000 FUTURE RESIDUAL FAILURE EVENT

                         Scheduled Amortization Balance

                                                                     Scheduled               Targeted
                                                                      Monthly               Tranche B
                                            Expected               Amortization            Amortization
                   Payment                  Monthly                   Amount                 Balance
   Period            Date                 Collections                   2B                      2B
---------------------------------------------------------------------------------------------------------
                                                                                              35,000,000
---------------------------------------------------------------------------------------------------------
      1       March 17, 2000                1,805,360                 1,066,667               33,933,333
---------------------------------------------------------------------------------------------------------
      2       April 17, 2000                1,750,887                 1,066,667               32,866,667
---------------------------------------------------------------------------------------------------------
      3       May 17, 2000                  1,669,232                 1,016,667               31,850,000
---------------------------------------------------------------------------------------------------------
      4       June 17, 2000                 1,590,399                   750,000               31,100,000
---------------------------------------------------------------------------------------------------------
      5       July 17, 2000                 6,798,387                 2,085,701               29,014,299
---------------------------------------------------------------------------------------------------------
      6       August 17, 2000               2,140,468                   896,872               28,117,428
---------------------------------------------------------------------------------------------------------
      7       September 17, 2000            2,137,610                   898,404               27,219,024
---------------------------------------------------------------------------------------------------------
      8       October 17, 2000              2,985,423                 1,261,476               25,957,548
---------------------------------------------------------------------------------------------------------
      9       November 17, 2000             2,752,102                 1,166,295               24,791,253
---------------------------------------------------------------------------------------------------------
     10       December 17, 2000             2,756,036                 1,171,626               23,619,627
---------------------------------------------------------------------------------------------------------
     11       January 17, 2001              2,760,348                 1,177,136               22,442,492
---------------------------------------------------------------------------------------------------------
     12       February 17, 2001             2,746,288                 1,110,787               21,331,705
---------------------------------------------------------------------------------------------------------
     13       March 17, 2001                2,757,982                 1,118,732               20,212,973
---------------------------------------------------------------------------------------------------------
     14       April 17, 2001                2,771,605                 1,127,473               19,085,500
---------------------------------------------------------------------------------------------------------
     15       May 17, 2001                  2,751,403                 1,122,712               17,962,788
---------------------------------------------------------------------------------------------------------
     16       June 17, 2001                 2,730,292                 1,117,572               16,845,216
---------------------------------------------------------------------------------------------------------
     17       July 17, 2001                 2,707,797                 1,111,862               15,733,354
---------------------------------------------------------------------------------------------------------
     18       August 17, 2001               2,683,991                 1,105,610               14,627,745
---------------------------------------------------------------------------------------------------------
     19       September 17, 2001            2,658,943                 1,098,840               13,528,904
---------------------------------------------------------------------------------------------------------
     20       October 17, 2001              2,650,752                 1,098,793               12,430,111
---------------------------------------------------------------------------------------------------------
     21       November 17, 2001             2,622,795                 1,090,838               11,339,273
---------------------------------------------------------------------------------------------------------
     22       December 17, 2001             2,593,987                 1,082,518               10,256,755
---------------------------------------------------------------------------------------------------------
     23       January 17, 2002              2,563,197                 1,073,379                9,183,376
---------------------------------------------------------------------------------------------------------
     24       February 17, 2002             2,531,624                 1,063,897                8,119,479
---------------------------------------------------------------------------------------------------------
     25       March 17, 2002                   NA                        NA                            0
---------------------------------------------------------------------------------------------------------

                                                                    Schedule 2-C

       JUNE 30, 2000 AND SEPTEMBER 30, 2000 FUTURE RESIDUAL FAILURE EVENT

                         Scheduled Amortization Balance

                                                                       Scheduled              Targeted
                                                                        Monthly              Tranche B
                                              Expected               Amortization           Amortization
                  Payment                     Monthly                   Amount                Balance
   Period           Date                    Collections                   2C                     2C
---------------------------------------------------------------------------------------------------------
                                                                                              35,000,000
---------------------------------------------------------------------------------------------------------
      1       March 17, 2000                  1,805,360                 1,066,667             33,933,333
---------------------------------------------------------------------------------------------------------
      2       April 17, 2000                  1,750,887                 1,066,667             32,866,667
---------------------------------------------------------------------------------------------------------
      3       May 17, 2000                    1,669,232                 1,016,667             31,850,000
---------------------------------------------------------------------------------------------------------
      4       June 17, 2000                   1,590,399                   750,000             31,100,000
---------------------------------------------------------------------------------------------------------
      5       July 17, 2000                   6,798,387                 2,085,701             29,014,299
---------------------------------------------------------------------------------------------------------
      6       August 17, 2000                 2,140,468                   896,872             28,117,428
---------------------------------------------------------------------------------------------------------
      7       September 17, 2000              2,137,610                   898,404             27,219,024
---------------------------------------------------------------------------------------------------------
      8       October 17, 2000                2,985,423                 1,395,181             25,823,844
---------------------------------------------------------------------------------------------------------
      9       November 17, 2000               2,752,102                 1,300,000             24,523,843
---------------------------------------------------------------------------------------------------------
     10       December 17, 2000               2,756,036                 1,305,331             23,218,513
---------------------------------------------------------------------------------------------------------
     11       January 17, 2001                2,760,348                 1,310,840             21,907,672
---------------------------------------------------------------------------------------------------------
     12       February 17, 2001               2,746,288                 1,244,492             20,663,180
---------------------------------------------------------------------------------------------------------
     13       March 17, 2001                  2,757,982                 1,252,436             19,410,744
---------------------------------------------------------------------------------------------------------
     14       April 17, 2001                  2,771,605                 1,261,178             18,149,566
---------------------------------------------------------------------------------------------------------
     15       May 17, 2001                    2,751,403                 1,256,417             16,893,149
---------------------------------------------------------------------------------------------------------
     16       June 17, 2001                   2,730,292                 1,251,277             15,641,873
---------------------------------------------------------------------------------------------------------
     17       July 17, 2001                   2,707,797                 1,245,567             14,396,305
---------------------------------------------------------------------------------------------------------
     18       August 17, 2001                 2,683,991                 1,239,315             13,156,991
---------------------------------------------------------------------------------------------------------
     19       September 17, 2001              2,658,943                 1,232,545             11,924,445
---------------------------------------------------------------------------------------------------------
     20       October 17, 2001                2,650,752                 1,232,498             10,691,948
---------------------------------------------------------------------------------------------------------
     21       November 17, 2001               2,622,795                 1,224,543              9,467,404
---------------------------------------------------------------------------------------------------------
     22       December 17, 2001               2,593,987                 1,216,223              8,251,181
---------------------------------------------------------------------------------------------------------
     23       January 17, 2002                2,563,197                 1,207,084              7,044,098
---------------------------------------------------------------------------------------------------------
     24       February 17, 2002               2,531,624                 1,197,602              5,846,496
---------------------------------------------------------------------------------------------------------
     25                                          NA                  NA                                0
---------------------------------------------------------------------------------------------------------

                                                                    Schedule 2-D

                SEPTEMBER 30, 2000 FUTURE RESIDUAL FAILURE EVENT

                         Scheduled Amortization Balance

                                                                          Scheduled             Targeted
                                                                           Monthly              Tranche B
                                                 Expected               Amortization          Amortization
                  Payment                         Monthly                  Amount                Balance
   Period           Date                        Collections                  2D                    2D
-----------------------------------------------------------------------------------------------------------
                                                                                                35,000,000
-----------------------------------------------------------------------------------------------------------
      1       March 17, 2000                      1,805,360              1,066,667              33,933,333
-----------------------------------------------------------------------------------------------------------
      2       April 17, 2000                      1,750,887              1,066,667              32,866,667
-----------------------------------------------------------------------------------------------------------
      3       May 17, 2000                        1,669,232              1,016,667              31,850,000
-----------------------------------------------------------------------------------------------------------
      4       June 17, 2000                       1,590,399                750,000              31,100,000
-----------------------------------------------------------------------------------------------------------
      5       July 17, 2000                       6,798,387              2,000,000              29,100,000
-----------------------------------------------------------------------------------------------------------
      6       August 17, 2000                     2,140,468                811,171              28,288,829
-----------------------------------------------------------------------------------------------------------
      7       September 17, 2000                  2,137,610                812,703              27,476,126
-----------------------------------------------------------------------------------------------------------
      8       October 17, 2000                    2,985,423              1,271,760              26,204,366
-----------------------------------------------------------------------------------------------------------
      9       November 17, 2000                   2,752,102              1,176,579              25,027,787
-----------------------------------------------------------------------------------------------------------
     10       December 17, 2000                   2,756,036              1,181,910              23,845,877
-----------------------------------------------------------------------------------------------------------
     11       January 17, 2001                    2,760,348              1,187,420              22,658,457
-----------------------------------------------------------------------------------------------------------
     12       February 17, 2001                   2,746,288              1,121,071              21,537,386
-----------------------------------------------------------------------------------------------------------
     13       March 17, 2001                      2,757,982              1,129,016              20,408,370
-----------------------------------------------------------------------------------------------------------
     14       April 17, 2001                      2,771,605              1,137,757              19,270,613
-----------------------------------------------------------------------------------------------------------
     15       May 17, 2001                        2,751,403              1,132,996              18,137,618
-----------------------------------------------------------------------------------------------------------
     16       June 17, 2001                       2,730,292              1,127,856              17,009,762
-----------------------------------------------------------------------------------------------------------
     17       July 17, 2001                       2,707,797              1,122,146              15,887,615
-----------------------------------------------------------------------------------------------------------
     18       August 17, 2001                     2,683,991              1,115,894              14,771,721
-----------------------------------------------------------------------------------------------------------
     19       September 17, 2001                  2,658,943              1,109,125              13,662,597
-----------------------------------------------------------------------------------------------------------
     20       October 17, 2001                    2,650,752              1,109,077              12,553,520
-----------------------------------------------------------------------------------------------------------
     21       November 17, 2001                   2,622,795              1,101,123              11,452,397
-----------------------------------------------------------------------------------------------------------
     22       December 17, 2001                   2,593,987              1,092,802              10,359,595
-----------------------------------------------------------------------------------------------------------
     23       January 17, 2002                    2,563,197              1,083,663               9,275,932
-----------------------------------------------------------------------------------------------------------
     24       February 17, 2002                   2,531,624              1,074,181               8,201,751
-----------------------------------------------------------------------------------------------------------
     25                                             NA                       NA                          0
-----------------------------------------------------------------------------------------------------------

                                                                      Schedule 3

                              FILING JURISDICTIONS
                              --------------------

                            Aames Capital Corporation
                            -------------------------
                               State of California


                            Aames Funding Corporation
                            -------------------------
                               State of California


                                State of New York

                                 New York County

                                                                      Schedule 4

                                 RELEVANT STATES

------------------------------------------------------------------------------
              POSTAL CODE                                 STATE
==============================================================================
                   AK                                   ARKANSAS
------------------------------------------------------------------------------
                   AR                                   ARKANSAS
------------------------------------------------------------------------------
                   AZ                                    ARIZONA
------------------------------------------------------------------------------
                   CA                                  CALIFORNIA
------------------------------------------------------------------------------
                   CO                                   COLORADO
------------------------------------------------------------------------------
                   CT                                  CONNECTICUT
------------------------------------------------------------------------------
                   DC                             DISTRICT OF COLUMBIA
------------------------------------------------------------------------------
                   DE                                   DELAWARE
------------------------------------------------------------------------------
                   FL                                    FLORIDA
------------------------------------------------------------------------------
                   GA                                    GEORGIA
------------------------------------------------------------------------------
                   HI                                    HAWAII
------------------------------------------------------------------------------
                   IA                                     IOWA
------------------------------------------------------------------------------
                   ID                                     IDAHO
------------------------------------------------------------------------------
                   IL                                   ILLINOIS
------------------------------------------------------------------------------
                   IN                                    INDIANA
------------------------------------------------------------------------------
                   KS                                    KANSAS
------------------------------------------------------------------------------
                   KY                                   KENTUCKY
------------------------------------------------------------------------------
                   LA                                   LOUISIANA
------------------------------------------------------------------------------
                   MA                                 MASSACHUSETTS
------------------------------------------------------------------------------
                   MD                                   MARYLAND
------------------------------------------------------------------------------
                   ME                                     MAINE
------------------------------------------------------------------------------
                   MI                                   MICHIGAN
------------------------------------------------------------------------------
                   MN                                   MINNESOTA
------------------------------------------------------------------------------
                   MO                                   MISSOURI
------------------------------------------------------------------------------
                   MS                                  MISSISSIPPI
------------------------------------------------------------------------------
                   MT                                    MONTANA
------------------------------------------------------------------------------
                   NC                                NORTH CAROLINA
------------------------------------------------------------------------------
                   ND                                 NORTH DAKOTA
------------------------------------------------------------------------------
                   NE                                   NEBRASKA
------------------------------------------------------------------------------
                   NH                                 NEW HAMPSHIRE
------------------------------------------------------------------------------
                   NJ                                  NEW JERSEY
------------------------------------------------------------------------------
                   NM                                  NEW MEXICO
------------------------------------------------------------------------------
                   NV                                    NEVADA
------------------------------------------------------------------------------
                   NY                                   NEW YORK
------------------------------------------------------------------------------
                   OH                                     OHIO
------------------------------------------------------------------------------
                   OK                                   OKLAHOMA
------------------------------------------------------------------------------
                   OR                                    OREGON
------------------------------------------------------------------------------
                   PA                                 PENNSYLVANIA
------------------------------------------------------------------------------

                   RI                                 RHODE ISLAND
------------------------------------------------------------------------------
                   SC                                SOUTH CAROLINA
------------------------------------------------------------------------------
                   SD                                 SOUTH DAKOTA
------------------------------------------------------------------------------
                   TN                                   TENNESSEE
------------------------------------------------------------------------------
                   TX                                     TEXAS
------------------------------------------------------------------------------
                   UT                                     UTAH
------------------------------------------------------------------------------
                   VA                                   VIRGINIA
------------------------------------------------------------------------------
                   VT                                    VERMONT
------------------------------------------------------------------------------
                   WA                                  WASHINGTON
------------------------------------------------------------------------------
                   WI                                   WISCONSIN
------------------------------------------------------------------------------
                   WV                                 WEST VIRGINIA
------------------------------------------------------------------------------
                   WY                                    WYOMING
------------------------------------------------------------------------------

                                                                      Schedule 5

                  SUBSIDIARIES OF AAMES FINANCIAL CORPORATION
------------------------------------------------------------------------------
           Name of Subsidiary                 Jurisdiction of Incorporation
------------------------------------------------------------------------------
     Aames Capital Acceptance Corp.                     Delaware
------------------------------------------------------------------------------
       Aames Capital Corporation                       California
------------------------------------------------------------------------------
       Aames Funding Corporation                       California
------------------------------------------------------------------------------
        One Stop Mortgage, Inc.                          Wyoming
------------------------------------------------------------------------------
   Oxford Aviation Corporation, Inc.                   California
------------------------------------------------------------------------------
 Rossmore Financial Insurance Services, Inc.           California
------------------------------------------------------------------------------
       Serrano Insurance Services                        Nevada
------------------------------------------------------------------------------
         Windsor Management Co.
------------------------------------------------------------------------------

                                                                      Schedule 6

                            [INTENTIONALLY OMITTED]

                                                                      Schedule 7

                               PLEDGED SECURITIES

(1) Aames Mortgage Trust 1995-A, Mortgage Pass-Through Certificate, Series 1995-A, Class R

(2) Aames Mortgage Trust 1995-B, Mortgage Pass-Through Certificate Series 1995-B, Class R

(3) Aames Mortgage Trust 1995-C, Mortgage Pass-Through Certificate Series 1995-C, Class R

(4) Aames Mortgage Trust 1995-D, Mortgage Pass-Through Certificate Series 1995-D, Class R

(5) Aames Mortgage Trust 1996-A, Mortgage Pass-Through Certificate Series 1996-A, Class R

(6) Aames Mortgage Trust 1996-B, Mortgage Pass-Through Certificate Series 1996-B, Class R

(7) Aames Mortgage Trust 1996-C, Mortgage Pass-Through Certificate Series 1996-C, Class R

(8) Aames Mortgage Trust 1997-B, Mortgage Pass-Through Certificate Series 1997-B, Class C

(9) Aames Mortgage Trust 1997-B, Mortgage Pass-Through Certificate Series 1997-B, Class R-IA

(10) Aames Mortgage Trust 1997-B, Mortgage Pass-Through Certificate Series 1997-B, Class R-IF

(11) Aames Mortgage Trust 1997-B, Mortgage Pass-Through Certificate Series 1997-B, Class R-II

(12) Aames Mortgage Trust 1997-B, Mortgage Pass-Through Certificate Series 1997-B, Class R-III

(13) Aames Mortgage Trust 1997-C, Mortgage Pass-Through Certificate Series 1997-C, Class C

(14) Aames Mortgage Trust 1997-C, Mortgage Pass-Through Certificate Series 1997-C, Class R-IA

(15) Aames Mortgage Trust 1997-C, Mortgage Pass-Through Certificate Series 1997-C, Class R-IF

(16) Aames Mortgage Trust 1997-C, Mortgage Pass-Through Certificate Series 1997-C, Class R-II

(17) Aames Mortgage Trust 1997-C, Mortgage Pass-Through Certificate Series 1997-C, Class R-III

                                                                      Schedule 8

                              GOVERNING AGREEMENTS

(1) Aames Home Loan, Pooling and Servicing Agreement, Series 1992-2, December 10, 1992

(2) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1993-A, December 1, 1993

(3) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1994-A, March 1, 1994

(4) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1994-B, June 1, 1994

(5) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1994-C, September 1, 1994

(6) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1994-D, December 1, 1994

(7) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1995-A, March 1, 1995

(8) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1995-B, May 12, 1995

(9) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1995-C, September 1, 1995

(10) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1995-D, December 1, 1995

(11) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1996-A, March 1, 1996

(12) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1996-B, June 1, 1996

(13) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1996-C, September 1, 1996

(14) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1997-A, March 1, 1997

(15) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1997-B, June 1, 1997

(16) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1997-C, September 1, 1997

(17) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1997-D, December 1, 1997

(18) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1998-A, March 1, 1998

(19) Aames Capital Acceptance Corp., Pooling and Servicing Agreement, Series 1998-B, June 1, 1998

(20) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1998-C, September 1, 1998

(21) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1999-1, July 1, 1999

(22) Aames Capital Corporation, Pooling and Servicing Agreement, Series 1999-2, November 1, 1999

                                 PROMISSORY NOTE

                                  $200,000,000
                                February 10, 2000
                               New York, New York

            FOR VALUE RECEIVED, AAMES CAPITAL CORPORATION, a California corporation and AAMES FUNDING CORPORATION, a California corporation (each a "Borrower", collectively, the "Borrowers"), hereby promise to pay to the order of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (the "Lender"), at the principal office of the Lender at 600 Steamboat Road, Greenwich, Connecticut 06830, in lawful money of the United States, and in immediately available funds, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrowers under the Warehouse Agreement), on the dates and in the principal amounts provided in the Warehouse Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Warehouse Agreement.

            The date, amount and interest rate of each Advance made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Warehouse Agreement or hereunder in respect of the Advances made by the Lender.

            This Note is the Note referred to in the Warehouse Loan and Security Agreement dated as of February 10, 2000 (as amended, supplemented or otherwise modified and in effect from time to time, the "Warehouse Agreement") between the Borrowers, and the Lender, and evidences Advances made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Warehouse Agreement.

            The Borrowers agree to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

            Notwithstanding the pledge of the Collateral, the Borrowers hereby acknowledge, admit and agree that the Borrowers' obligations under this Note are recourse obligations of the Borrowers to which the Borrowers pledge their full faith and credit.

            The Borrowers, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and

(c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrowers or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrowers, even if the Borrowers are not a party to such agreement; provided, however, that the Lender and the Borrowers, by written agreement between them, may affect the liability of the Borrowers.

            Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Warehouse Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

            Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrowers hereby submit to New York jurisdiction with respect to any action brought with respect to this Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.

            Each Borrower hereby acknowledges and agrees that such Borrower shall be jointly and severally liable for all obligations and indemnities of the Borrowers hereunder.

            This Note shall be governed by and construed under the laws of the State of New York (without reference to choice of law doctrine but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Note) whose laws the Borrowers expressly elect to apply to this Note. The Borrowers agree that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

                              AAMES CAPITAL CORPORATION

                              By:  ___________________________________________
                              Name:
                              Title:

                              AAMES FUNDING CORPORATION

                              By:  ___________________________________________
                              Name:
                              Title:

                                SCHEDULE OF LOANS

            This Note evidences Advances made under the within-described Warehouse Agreement to the Borrowers, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

-------------------------------------------------------------------------------
                  Principal     Amount Paid        Unpaid         Notation
  Date Made    Amount of Loan    or Prepaid   Principal Amount     Made by
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                    EXHIBIT B

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                 [FORM OF OPINION OF COUNSEL TO THE BORROWERS]

                                     (date)

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Dear Sirs and Mesdames:

            You have requested [our] [my] opinion, as counsel to Aames Capital Corporation, a California corporation, and Aames Funding Corporation, a California corporation (each a "Borrower", collectively, the "Borrowers"), with respect to certain matters in connection with that certain Warehouse Loan and Security Agreement, dated as of February 10, 2000 (the "Loan and Security Agreement"), by and between the Borrowers and Greenwich Capital Financial Products, Inc. (the "Lender"), being executed contemporaneously with a Promissory Note dated February 10, 2000 from the Borrowers to the Lender (the "Note"), an Custodial Agreement, dated as of February 10, 2000 (the "Custodial Agreement"), by and among the Borrowers, Bankers Trust Company (the "Custodian"), and the Lender. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement.

            [We] [I] have examined the following documents:

      1.    the Loan and Security Agreement;

      2.    the Note;

      3.    the Custodial Agreement;

      4.    the Guaranty executed by Aames Financial Corporation;

      6. unfiled copies of the financing statements listed on Schedule 1 (collectively, the "Financing Statements") naming each Borrower as Debtor and the Lender as Secured Party and describing the Collateral (as defined in the Loan and Security Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule 1 (the
            "Filing Collateral"), which I understand will be filed in the filing offices listed on Schedule 1 (the "Filing Offices");

      7. the reports listed on Schedule 2 as to Uniform Commercial Code financing statements (collectively, the "UCC Search Report"); and

      8.    such  other  documents,   records  and  papers  as  we  have  deemed
            necessary and relevant as a basis for this opinion.

            To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Borrowers contained in the Loan and Security Agreement. [We] [I] have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

            Based upon the foregoing, it is [our] [my] opinion that:

      1. Each Borrower and the Guarantor are each corporations duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to transact business in, duly licensed and in the case of each Borrower is in good standing under, the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of each Mortgage Loan pursuant to the Loan and Security Agreement.

      2. The Borrowers and the Guarantor each have the corporate power to engage in the transactions contemplated by the Loan and Security Agreement, the Note, the Guaranty and the Custodial Agreement and all requisite corporate power, authority and legal right to execute and deliver the Loan and Security Agreement, the Note, the Guaranty and the Custodial Agreement and observe the terms and conditions of such instruments. The Borrowers have all requisite corporate power to borrow under the Loan and Security Agreement and to grant a security interest in the Collateral pursuant to the Loan and Security Agreement.

      3. The execution, delivery and performance by the Borrowers of the Loan and Security Agreement, the Note, and the Custodial Agreement, and the borrowings by the Borrowers and the pledge of the Collateral under the Loan and Security Agreement and the execution of the Guaranty by the Guarantor have been duly authorized by all necessary corporate action on the part of the Borrowers. Each of the Loan and Security Agreement, the Note, the Guaranty and the Custodial Agreement have been executed and delivered by the Borrowers or the Guarantor, as the case may be, and are legal, valid and binding agreements enforceable in accordance with their respective terms against the Borrowers or the Guarantor, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Lender's security interest in the Mortgage Loans.

      4. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of the Borrowers for the execution, delivery or performance by the Borrowers of the Loan and Security Agreement, the Note and the Custodial Agreement or for the borrowings by the Borrowers under the Loan and Security Agreement or the granting of a security interest to the Lender in the Collateral, pursuant to the Loan and Security Agreement.

      5. The execution, delivery and performance by each Borrower or the Guarantor of, and the consummation of the transactions contemplated by, the Loan and Security Agreement, the Note, the Guaranty and the Custodial Agreement do not and will not (a) violate any provision of such Borrower's or the Guarantor's charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to such Borrower or the Guarantor of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which such Borrower or the Guarantor is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Loan and Security Agreement) result in the creation or imposition of any Lien upon any Property of such Borrower pursuant to the terms of any such agreement or instrument.

      6. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against any Loan Party which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of the Borrowers or the Guarantor or in any material impairment of the right or ability of such Loan Party to carry on its business substantially as now conducted or in any material liability on the part of the Borrowers or which would draw into question the validity of the Loan and Security Agreement, the Note, the Guaranty, the Custodial Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of such Loan Party to perform under the terms of the Loan and Security Agreement, the Note, the Guaranty, the Custodial Agreement or the Mortgage Loans.

      7. The Loan and Security Agreement is effective to create, in favor of the Lender, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Borrowers in, to and under the Collateral as collateral security for the payment of the Secured Obligations (as defined in the Loan and Security Agreement), except that (a) such security interests will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interests in Collateral in which the Borrowers acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Borrowers may be limited by Section 552 of the Bankruptcy Code.

      8. When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of the applicable Borrower, the security interest referred to in paragraph 7 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of such Borrower therein, in the Mortgage Loan evidenced thereby and in such Borrower's interest in the related Mortgaged Property.

      9. (a) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and each Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 1 attached hereto, the security interests referred to in paragraph 8 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of such Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

            (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Filing Collateral as of the dates and times specified on Schedule 2. Except for the matters listed on Schedule 2, the UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Filing Collateral prior to the effective dates of the UCC Search Report.

      10. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located.

      11. Each Borrower is duly registered as a [____________] in each state in which Mortgage Loans were originated to the extent such registration is required by applicable law, and has obtained all other licenses and governmental approvals in each jurisdiction to the extent that the failure to obtain such licenses and approvals would render any Mortgage Loan unenforceable or would materially and adversely affect the ability of the Borrowers to perform any of its obligations under, or the enforceability of, the Loan Documents.

      12. Assuming that all other elements necessary to render a Mortgage Loan legal, valid, binding and enforceable were present in connection with the execution, delivery and performance of each Mortgage Loan (including completion of the entire Mortgage Loan fully, accurately and in compliance with all applicable laws, rules and regulations) and assuming further that no action was taken in connection with the execution, delivery and performance of each Mortgage Loan (including in connection with the sale of the related Mortgaged Property) that would give rise to a defense to the legality, validity, binding effect and enforceability of such Mortgage Loan, nothing in the forms of such Mortgage Loans, as attached hereto as Exhibit A, would render such Mortgage Loans other than legal, valid, binding and enforceable.

      13. Assuming their validity, binding effect and enforceability in all other respects (including completion of the entire Mortgage Loan fully, accurately and in compliance with all applicable laws, rules and regulations), the forms of

            Mortgage Loans attached hereto as Exhibit A are in sufficient compliance with ________ law and Federal consumer protection laws so as not to be rendered void or voidable at the election of the Mortgagor thereunder.

                                       Very truly yours,

                                    EXHIBIT D

                     FORM OF NOTICE OF BORROWING AND PLEDGE

                                 [insert date]


Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Kathleen O'Connor

      Notice of Borrowing and Pledge No.:_____________________

Ladies/Gentlemen:

            Reference is made to the Warehouse Loan and Security Agreement, dated as of February 10, 2000 (the "Warehouse Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Warehouse Agreement), between Aames Capital Corporation, as a Borrower, Aames Funding Corporation, as a Borrower (each a the "Borrower") and Greenwich Capital Financial Products, Inc. (the "Lender").

            In accordance with Section 2.03(a), 2.03(b) or 2.03(d) of the Warehouse Agreement, the undersigned Borrower hereby requests that you, the Lender, make Advances to us in connection with our delivery of [Mortgage Loans] [Pledged Securities] [insert requested Funding Date, which must be at least two
(2) Business Days following the date of the request], in connection with which we shall pledge to you as Collateral the [Mortgage Loans (along with all previous pledges defined as Eligible Mortgage Loans for such date) set forth on the Mortgage Loan Schedule attached hereto] [Pledged Securities attached hereto].

            The Borrower hereby certifies, as of such Funding Date, that:

            (a) no Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Advance as a result of such Advance;

            (b) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date [(in the case of the representations and warranties in respect of Mortgage Loans, solely with respect to Mortgage Loans being included the Borrowing Base on the Funding Date)] as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

            (c) the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions; and

            (d) the Borrower has satisfied all conditions precedent in Section
      5.02 of the Warehouse Agreement and all other requirements of the Warehouse Agreement.

            [The undersigned duly authorized officer of Borrower further represents and warrants that (1) the documents constituting the Custodial File (as defined in the Custodial Agreement) with respect to the Mortgage Loans that are the subject of the Advance requested herein and more specifically identified on the mortgage loan schedule or computer readable magnetic transmission delivered to both the Lender and the Custodian in connection herewith (the "Receipted Mortgage Loans") have been or are hereby submitted to Custodian and such Required Documents are to be held by the Custodian subject to Lender's first priority security interest thereon, (2) all other documents related to such Receipted Mortgage Loans (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by Borrower in trust for Lender, (3) all documents related to such Receipted Mortgage Loans withdrawn from Custodian shall be held in trust by Borrower for Lender, and Borrower will not attempt to pledge, hypothecate or otherwise transfer such Receipted Mortgage Loans to any other party until the Advance to which such Receipted Mortgage Loans are related has been paid in full by Borrower and (4) Borrower has granted a first priority perfected security interest in and lien on the Receipted Mortgage Loans.

Borrower hereby represents and warrants that (x) the Receipted Mortgage Loans have an unpaid principal balance as of the date hereof of $__________ and (y) the number of Receipted Mortgage Loans is ______.]

                                       Very truly yours,



                                       By:_______________________
                                             Authorized Officer

                                                                     [Schedule I

                                               to Notice of Borrowing and Pledge

                       [COLLATERAL PROPOSED TO BE PLEDGED
                           TO LENDER ON FUNDING DATE]

                        [attach Mortgage Loan Schedule]]

                                                                       EXHIBIT E

                             UNDERWRITING GUIDELINES

                         [TO BE PROVIDED BY BORROWERS]

                                                                       EXHIBIT F

                   REQUIRED FIELDS FOR SERVICING TRANSMISSION

                           [TO BE PROVIDED BY LENDER]

                                                                       EXHIBIT G

              REQUIRED FIELDS FOR MORTGAGE LOAN DATA TRANSMISSION

                           [TO BE PROVIDED BY LENDER]

                                                                       EXHIBIT H

                       FORM OF BORROWING BASE CERTIFICATE

                          [TO BE PROVIDED BY LENDER ]

                                                                       EXHIBIT I

                             FORM OF CONFIDENTIALITY

                                    AGREEMENT

            In connection with your consideration of a possible or actual acquisition of a participating interest (the "Transaction") in an advance, note or commitment of Greenwich Capital Financial Products, Inc. ("Greenwich") pursuant to an Warehouse Loan and Security Agreement between Greenwich and Aames Capital Corporation (the "Borrower"") dated February 10, 2000, you have requested the right to review certain non-public information regarding the Borrower that is in the possession of Greenwich. In consideration of, and as a condition to, furnishing you with such information and any other information (whether communicated in writing or communicated orally) delivered to you by Greenwich or its affiliates, directors, officers, employees, advisors, agents or "controlling persons" (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) (such affiliates and other persons being herein referred to collectively as Greenwich "Representatives") in connection with the consideration of a Transaction (such information being herein referred to as "Evaluation Material"), Greenwich hereby requests your agreement as follows:

      11. The Evaluation Material will be used solely for the purpose of evaluating a possible Transaction with Greenwich involving you or your affiliates, and unless and until you have completed such Transaction pursuant to a definitive agreement between you or any such affiliate and Greenwich, such Evaluation Material will be kept strictly confidential by you and your affiliates, directors, officers, employees, advisors, agents or controlling persons (such affiliates and other persons being herein referred to collectively as "your Representatives"), except that the Evaluation Material or portions thereof may be disclosed to those of your Representatives who need to know such information for the purpose of evaluating a possible Transaction with Greenwich (it being understood that prior to such disclosure your Representatives will be informed of the confidential nature of the Evaluation Material and shall agree to be bound by this Agreement). You agree to be responsible for any breach of this Agreement by your Representatives.

      12. The term "Evaluation Material" does not include any information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your Representatives) or (ii) was or becomes available to you on a nonconfidential basis from a person not otherwise bound by a confidential agreement with Greenwich or its Representatives or is not otherwise prohibited from transmitting the information to you. As used in this Agreement, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, joint venture, partnership or individual.

      13. In the event that you receive a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, you agree to (i) immediately notify Greenwich and the Borrower of the existence, terms and circumstances surrounding such a request, (ii) consult with the Borrower on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, exercise your best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information.

      14. Unless otherwise required by law in the opinion of your counsel, neither you nor your Representative will, without our prior written consent, disclose to any person the fact that the Evaluation Material has been made available to you.

      15. You agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of the Borrower regarding the business, operations, prospects or finances of the Borrower or the employment of such officer, director or employee, except with the express written permission of the Borrower.

      16. You understand and acknowledge that the Borrower is not making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by Greenwich. The Borrower, its respective affiliates or Representatives, nor any of its respective officers, directors, employees, agents or controlling persons (within the meaning of the 1934 Act) shall have any liability to you or any other person (including, without limitation, any of your Representatives) resulting from your use of the Evaluation Material.

      17. You agree that neither Greenwich or the Borrower has not granted you any license, copyright, or similar right with respect to any of the Evaluation Material or any other information provided to you by Greenwich.

      18. If you determine that you do not wish to proceed with the Transaction, you will promptly deliver to Greenwich all of the Evaluation Material, including all copies and reproductions thereof in your possession or in the possession of any of your Representatives.

      19. Without prejudice to the rights and remedies otherwise available to the Borrower, the Borrower shall be entitled to equitable relief by way of injunction if you or any of your Representatives breach or threaten to breach any of the provisions of this Agreement. You agree to waive, and to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.

      20. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of law rules). You submit to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement.

      21. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon the respective successors and assigns.

      22. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

      23. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party and may be modified or waived only by a separate letter executed by the Borrower and you expressly so modifying or waiving such Agreement.

      24. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

            Kindly execute and return one copy of this letter which will constitute our Agreement with respect to the subject matter of this letter.

                                       By:____________________________________
                                          Greenwich Capital Financial
                                          Products, Inc.

Confirmed and agreed to this _____ day of _____________, 199_.

By:_____________________
Name
Title:

                                    EXHIBIT J

                     FORM OF SUBSERVICER INSTRUCTION LETTER

__________ __, 2000

___________________, as  [Subservicer]

___________________

___________________

Attention: _______________

                  Re: Warehouse Loan and Security Agreement, dated as of February 10, 2000, by and between Greenwich Capital Financial Products, Inc., ("Lender"), Aames Capital Corporation, as a Borrower, and Aames Funding Corporation, as a Borrower (each a "Borrower")

Ladies and Gentlemen:

            Pursuant to the Warehouse Loan and Security Agreement, dated as of February 10, 2000 (the "Loan and Security Agreement"), between the Lender and the Borrowers, you are hereby notified that: (i) the undersigned Borrower has pledged to the Lender the assets described on Schedule 1 hereto (the "Eligible Assets"), (ii) each of the Eligible Assets is subject to a security interest in favor of the Lender, and (iii) effective as of the delivery of this letter to the Subservicer, unless otherwise notified by the Lender in writing, any payments or distributions made with respect to such Eligible Assets shall be remitted immediately by the [Subservicer] in accordance with the Lender's wiring instructions provided below:

            Account No.:      [____________________]
            ABA No.:          [____________________]
                              [____________________]
            Reference:        [____________________]

            The Subservicer also acknowledges its consent to terminate such Servicing Agreement upon notification by the Lender of an occurrence of an Event of Default.

      Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to the Lender promptly upon receipt. Any notices to the Lender should be delivered to the following address: 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Joe Bartolotta, Telephone: (203) 625-6675, Facsimile: (203) 625-4751.

                                       Very truly yours,

                                       [BORROWER]

                                       By:____________________________________
                                          Name:
                                          Title:


ACKNOWLEDGED:

_______________________________, as [Subservicer]

By:____________________________
Name:
Title:
Telephone:
Facsimile:

                                    EXHIBIT K

                       FORM OF TRUSTEE INSTRUCTION LETTER

                               __________ __, 2000

[_______________], as Trustee

_________________

_________________
Attention: _______________

                  Re: Warehouse Loan and Security Agreement, dated as of February __, 2000, by and between Greenwich Capital Financial Products, Inc., as Lender (the "Lender"), Aames Capital Corporation, as Borrower, and Aames Funding Corporation, as Borrower, (each a "Borrower", collectively, the "Borrowers")

Ladies and Gentlemen:

            Pursuant to Section 4.01(c) of the Warehouse Loan and Security Agreement, dated as of February __, 2000 (the "Agreement"), between the Lender and the Borrowers (you are hereby notified that: (i) the undersigned Borrower has pledged to the Lender the Pledged Securities described on Schedule 1 hereto (the "Pledged Securities"), (ii) each of the Pledged Securities is subject to a security interest in favor of the Lender and (iii) unless otherwise notified by the Lender in writing, any payments or distributions made with respect to such Pledged Securities should be remitted immediately by the Trustee directly to the Lender, in accordance with the following wire instructions:

                  Chase Manhattan Bank
                  ABA #021000021
                  Acct Name: Greenwich Capital Financial Products, Inc. A/C #: 140095961
                  Attn: Kathleen O'Connor

            All remittance reports, statements and notices shall be sent to the attention of:

                  Greenwich Capital Financial Products, Inc.
                  600 Steamboat Road
                  Greenwich, Connecticut 06830
                  Attn: Ms. Kathleen O'Connor

            Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to the Lender promptly upon receipt.

                                       Very truly yours,


                                       AAMES CAPITAL CORPORATION


                                       By:
                                          Name:
                                          Title:
ACKNOWLEDGED:
------------

_____________________________, as Trustee

By:
   Name:
   Title:

                                    EXHIBIT L

                            FORM OF POWER OF ATTORNEY

            The Borrowers hereby irrevocably constitute and appoint the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrowers and in the name of each Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of that certain Warehouse Loan and Security Agreement, dated February 10, 2000, among Aames Capital Corporation, as a Borrower, Aames Funding Corporation, as a Borrower (collectively the "Borrowers"), and Greenwich Capital Financial Products, Inc. (the "Lender") (the "Warehouse Agreement"), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Warehouse Agreement, and, without limiting the generality of the foregoing, the Borrowers hereby give the Lender the power and right, on behalf of the Borrowers, without assent by, but with notice to, the Borrowers, if an Event of Default shall have occurred and be continuing, to do the following:

      (ii) in the name of the any Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

      (iii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

      (iv) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against either Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and
            (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrowers' expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Warehouse Agreement, all as fully and effectively as the Borrowers might do.

The Borrowers hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

            The Borrowers also authorize the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section 4.07 of the Warehouse Agreement and, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

            The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrowers for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

                                       AAMES CAPITAL CORPORATION


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:


                                       AAMES FUNDING CORPORATION


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:



Accepted and Acknowledged,

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


By:
   ---------------------------------------
   Name:
   Title:


                                       -2-